                                                                    EXHIBIT 10.7


                   AMENDED AND RESTATED MANAGEMENT AGREEMENT
                   -----------------------------------------

                                by and between

                        RESIDENCE INN BY MARRIOTT, INC.
                        -------------------------------

                                 as "MANAGER"

                                      and

                      APPLE HOSPITALITY MANAGEMENT, INC.
                      -----------------------------------

                                  as "LESSEE"

                        Dated as of September 28, 2001

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Article I - Definition of Terms
-------------------------------

1.01 Definition of Terms ................................................

Article II - Appointment of Manager
-----------------------------------

2.01 Appointment ........................................................
2.02 Delegation of Authority ............................................
2.03 Licenses and Permits ...............................................
2.04 Non-Discrimination .................................................

Article III - Ownership of the Inns
-----------------------------------

3.01 Ownership of the Inns ..............................................

Article IV - Term
-----------------

4.01 Term ...............................................................
4.02 Performance Termination ............................................
4.03 Actions to be Taken on Termination .................................

Article V - Compensation of Manager
-----------------------------------

5.01 Management Fee .....................................................
5.02 Payment of Base Management Fees and Incentive Management
     Fees From Operating Profit .........................................
5.03 Payment of Base Management Fees and Incentive Management
     Fees from Net Sales Proceeds and Net Refinancing Proceeds ..........
5.04 Debt Service .......................................................
5.05 Accounting and Interim Payment .....................................

Article VI - Working Capital and Fixed Asset Supplies
-----------------------------------------------------

6.01 Working Capital and Inventories ....................................
6.02 Fixed Asset Supplies ...............................................

Article VII - Repairs, Maintenance and Replacements
---------------------------------------------------

7.01 Routine Repairs and Maintenance ....................................
7.02 Repairs and Equipment Reserve ......................................
7.03 Building Alterations, Improvements, Renewals and Replacements ......
7.04 Liens ..............................................................
7.05 Ownership of Replacements ..........................................

Article VIII - Bookkeeping and Bank Accounts
--------------------------------------------

8.01 Books and Records ..................................................

8.02 Accounts; Expenditures .............................................
8.03 Annual Operating Projection ........................................
8.04 Operating Losses; Credit ...........................................

Article IX - Trademarks, Trade Names and Service Marks
------------------------------------------------------

9.01 Trademarks, Trade Names and Service Marks and Computer Software ....
9.02 Purchase of Inventories and Fixed Asset Supplies ...................
9.03 Computer Software ..................................................
9.04 Breach of Covenant .................................................

Article X - Management and Use of the Inns
------------------------------------------

10.01  Management of the Inns ...........................................
10.02  Chain Services ...................................................
10.03  Marketing Fund ...................................................
10.04  Lessee's Right to Inspect ........................................

Article XI - Insurance
----------------------

11.01  Property Insurance ...............................................
11.02  Operational Insurance ............................................
11.03  Coverage .........................................................
11.04  Cost and Expense .................................................
11.05  Lessee Provided Coverage .........................................
11.06  Policies and Endorsements ........................................

Article XII - Taxes
-------------------

12.01  Real Estate and Personal Property Taxes ..........................

Article XIII - Inn Employees
----------------------------

13.01  Employees ........................................................

Article XIV - Damage, Condemnation and Force Majeure
----------------------------------------------------

14.01  Damage and Repair ................................................
14.02  Condemnation .....................................................
14.03  Force Majeure ....................................................

Article XV - Defaults
---------------------

15.01  Events of Default ................................................
15.02  Remedies .........................................................

Article XVI - Waiver and Partial Invalidity
-------------------------------------------

16.01  Waiver ...........................................................
16.02  Partial Invalidity ...............................................

Article XVII - Assignment
-------------------------

17.01  Assignment .......................................................
17.02  Mortgages and Collateral Assignments .............................

Article XVIII - Sale or Refinancing of an Inn or Inns and Other Termination
---------------------------------------------------------------------------

18.01  Right of First Refusal ...........................................
18.02  Effect of Sale of Fewer Than All Inns ............................
18.03  Effect of Other Termination of Fewer Than All Inns ...............
18.04  Effect of Refinancing of Fewer Than All Inns or Pursuant
       to More Than One Transaction .....................................

Article XIX - Miscellaneous
---------------------------

19.01  Right to Make Agreement ..........................................
19.02  Consents .........................................................
19.03  Relationship .....................................................
19.04  Applicable Law ...................................................
19.05  Recordation ......................................................
19.06  Headings .........................................................
19.07  Notices ..........................................................
19.08  Limited Liability ................................................
19.09  Survival .........................................................
19.10  Environmental Matters ............................................
19.11  Estoppel Certificates ............................................
19.12  Compliance with Ground Leases and Loan Documents .................
19.13  Entire Agreement .................................................

Exhibit A - Locations and Legal Descriptions of the Inns
---------

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT
                   -----------------------------------------

          This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is executed as of the 28th day of September, 2001 ("Execution Date), by and between APPLE HOSPITALITY MANAGEMENT, INC., a Virginia corporation with a mailing address at 9 North Third Street, Richmond, Virginia 23219 ("Lessee"), and RESIDENCE INN BY MARRIOTT, INC. ("Manager"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                               R E C I T A L S:

          A. Lessee is an indirect, wholly-owned subsidiary of Apple Hospitality Two, Inc., a Virginia corporation and a real estate investment trust ("Apple Hospitality"), which also is the indirect owner, though Marriott Residence Inn USA Limited Partnership, of 100% of the equity of Residence Inn III LLC ("Lessor"), a Delaware limited liability company that holds fee simple title to nine (9) of the ten (10) hotels, currently operated under the trade name "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn," described on Exhibit A attached to this Agreement and incorporated herein, and
             ---------
holds a leasehold interest in remaining Inn listed on Exhibit A - specifically, the Meriden, Connecticut Residence Inn by Marriott ("Meriden Inn") (these ten hotels collectively referred to herein as the "Sites" or individually, a "Site"). Each Site is improved by buildings containing guest suites, a GATEHOUSE (a registered trademark of Manager) building containing a common area lobby, meeting rooms and administrative offices, and certain other amenities and related facilities (the "Buildings"). Each respective Site and the Buildings thereon are collectively referred to as an "Inn," as more particularly described in Section 1.01 hereof.

          B. Lessor has leased to Lessee and Lessee has leased from Lessor the Inns pursuant to that certain Master Lease Agreement of even date hereof ("Inns Lease").

          C. Pursuant to that certain Management Agreement dated as of December 29, 1999, between Manager and Lessor, (the "Original Management Agreement"), Manager manages and operates each of the Inns as a Residence Inn by Marriott. Pursuant to that certain Consent, Assignment and Assumption of Management Agreement of even date hereof, Lessor assigned its interest in the Original Management Agreement to Lessee, subject to certain obligations set forth in such Consent, Assignment and Assumption of Management Agreement of even date hereof and that certain Owner Agreement of even date hereof.

          D. Manager and Lessee desire and have agreed to amend and restate the Original Management Agreement by this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessee and Manager agree that the Original Management Agreement is hereby amended and restated as set forth herein.

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

1.01  Definition of Terms
      -------------------

          The following terms when used in this Agreement shall have the meanings indicated:

          "Accounting Period" shall mean the four (4) week accounting periods
           -----------------
having the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

          "Actual Debt Service" shall mean the lesser of (i) an amount equal to
           -------------------
eleven and one-half percent (11 1/2%) of the Refinanced Principal Amount per Fiscal Year plus amortization of principal in that Fiscal Year on the Refinanced Principal Amount pursuant to a 25 year amortization schedule; or (ii) the actual interest paid or accrued in that Fiscal Year (provided that the rate is a commercially reasonable market interest rate), plus the actual amortization of principal in that Fiscal Year (provided that the amortization rate is a commercially reasonable market rate), on the Refinanced Principal Amount.

          "Additional Inn Investment" shall mean the sum of any amounts expended
           -------------------------
by Lessor or Lessee after the Execution Date for the following purposes: (a) to fund the cost of any expansion or improvements, previously consented to by Manager and not funded from the Reserve, of any Inn; (b) to fund the cost of any repairs or replacements under Section 14.01, with respect to any Inn, which are not covered by insurance proceeds under Section 11.01 A; (c) to fund the cost of any building alterations, improvements, renewals and replacements and related expenses requested by Manager under Section 7.03A(2); (d) to fund any reasonable business needs (not including amounts funded under Section 7.02 E) of Lessee relating to operation of one or more of the Inns, as requested by or otherwise approved by Manager; and (e) to fund the cost of any ground rent paid by Lessee or Lessor with respect to the Ground Lease; provided, however, that Additional Inn Investments shall be adjusted as provided in Sections 18.02 F, 18.03 F, and
18.04 F.

          "Additional Inn Investment Loan" shall mean (i) any indebtedness
           ------------------------------
incurred by Lessor or Lessee to fund an Additional Inn Investment, provided that the terms of any such loan are commercially reasonable, plus (ii) expenses incurred by Lessor or Lessee in obtaining such indebtedness not to exceed two
(2) percentage points of the principal amount of such indebtedness.

          "Adjusted Contributed Capital" shall mean the balance, from time to
           ----------------------------
time, of:

          1.   Contributed Capital; less

          2. Net Sales Proceeds and Net Refinancing Proceeds; provided, however, that Adjusted Contributed Capital shall be adjusted pursuant to Section
18.04 I.

          "Administrative Expenses" shall mean, with respect to any Fiscal Year,
           -----------------------
an annual amount equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of Lessor or Lessee with respect to such Fiscal Year; or (ii) an amount equal to Two Hundred Fifty Three Thousand Six Hundred Dollars ($253,600) increased by the percentage by which the "Consumer Price Index for All Urban Consumers" (CPI-U), published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1984-1986=100) (or appropriate substitute index if such index is no longer published) (the "CPI") for January of the Fiscal Year in question exceeds the CPI for January 2001.

          "Affiliate" shall mean (i) any corporation of which a party to this
           ---------
Agreement, either directly or indirectly through one or more intermediary corporations, owns fifty-one percent (51%) or more of the voting stock or (ii) any partnership wherein a party, either directly or indirectly through one or more intermediary corporations or other entities, owns or controls the general partnership interests and fifty-one percent (51%) or more of the voting, capital and profits of such partnership.

          "Agreement" shall mean this Management Agreement between Lessee and
           ---------
Manager with respect to the 10 Inns listed on Exhibit A hereto.
                                              ---------

          "Allocable Percentage" shall mean the percentage calculated by
           --------------------
dividing the amount of Operating Profit for the prior twenty-six (26) Accounting Periods generated by the applicable Inn by the total Operating Profit during such period.

          "Annual Operating Projection" shall have the meaning ascribed to it in
           ---------------------------
Section 8.03.

          "Annual Priority Return" shall mean an annual noncumulative amount
           ----------------------
retained by Lessee out of certain portions of Operating Profit, as set forth in
Section 5.02 hereof, equal to eleven percent (11%) of the Contributed Capital for each Fiscal Year (such amount to be prorated for any partial Fiscal Year).

          "Base Management Fee" shall mean an amount payable to Manager,
           -------------------
pursuant to the provisions of Article V hereof, for the following services hereunder: Marriott corporate planning and policy services, Marriott financial planning and corporate financial services (excluding any services provided in refinancing the Inns), risk planning and insurance services, Marriott corporate executive management, legislative and governmental representation, in-house legal services and protection of the "Marriott" trade name and trademarks. Such amount shall be equal, during any given Fiscal Year (or portion thereof), to two percent (2%) of Gross Revenues.

          "Building Estimate" shall have the meaning ascribed to it in Section
           -----------------
7.03 A.

          "Chain Services" shall have the meaning ascribed to it in Section
           --------------
10.02.

          "Contingent Management Fees (IMF)" shall mean the cumulative total
           --------------------------------
(which shall not bear interest) of those portions of the Incentive Management Fee for each Fiscal Year (or portion thereof) which are not payable to Manager owing to the limitations set forth in Section 5.02 hereof, provided, however, that Contingent Management Fees (IMF) shall be adjusted pursuant to Sections
18.02 G and 18.04 G. Contingent Management Fees (IMF) shall also include any Incentive Management Fee that becomes Contingent Management Fees (IMF) pursuant to Section 5.04.

          "Contributed Capital" shall mean (i) Fifty Nine Million Seven Hundred
           -------------------
Thirty Five Thousand Three Hundred Seventy Seven Dollars ($59,735,377); plus
(ii) the amount of Additional Inn Investments (excluding those funded by an Additional Inn Investment Loan) from and after the Execution Date; provided, however, that, for purposes of calculating the Annual Priority Return only, Contributed Capital shall be adjusted pursuant to Sections 18.02 B, 18.03 B, and
18.04 B.

          "Deductions" shall have the meaning ascribed to it in the definition
           ----------
of Operating Profit.

          "Environmental Laws" shall have the meaning ascribed to it in Section
           ------------------
19.10.

          "Execution Date" shall have the meaning as set forth in the Preamble.
           --------------

          "FF&E" shall mean furniture, furnishings, fixtures, vehicles,
           ----
carpeting and equipment, including front desk and back-of-the house computer equipment but shall not include Fixed Asset Supplies or any computer software of any type (including upgrades and replacements) owned by Manager, Marriott, a Marriott Affiliate, or the licensor of any of them other than computer software that is commercially available to the public.

          "Filing Period" shall mean such period of time (not to exceed seventy-
           -------------
five (75) days) after the close of each Fiscal Year within which Manager shall deliver final accounting statements to Lessee with respect to such Fiscal Year.

          "First Mortgage" shall have the meaning ascribed to it in Section
           --------------
3.01(A)(2).

          "Fiscal Year" shall mean Manager's Fiscal Year which now ends at
           -----------
midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Original Effective Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Manager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the applications of Operating Profit or other payments hereunder.

          "Fixed Asset Supplies" shall mean items included within "Property and
           --------------------
Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Suites.

          "Force Majeure" shall have the meaning ascribed to it in Section 14.03
           -------------
hereof.

          "Gross Revenues" shall mean all revenues and receipts of every kind
           --------------
derived from operating the Inns and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of Suites, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (except as otherwise provided in Section 7.02 C hereof with respect to the sale of FF&E), service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include: (i) gratuities to employees of any of the Inns; (ii) federal, state or municipal excise, sales or use taxes or similar Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds or Net Sales Proceeds; (iv) proceeds from the sale of FF&E;
(v) interest received or accrued with respect to the funds in the Reserve or the other operating accounts of the Inns; or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof (including, without limitation, commissions and discounts for prompt or cash payments).

          "Ground Lease" shall mean the Land Lease dated as of April 15, 1988
           ------------
between Meriden Land Development Limited Partnership and Lessor, pertaining to the Meriden, Connecticut Inn, as amended by that certain letter agreement dated as of December 13, 1999.

          "Hazardous Materials" shall have the meaning ascribed to it in Section
           -------------------
19.10.
          "Impositions" shall have the meaning ascribed to it in Section 12.01.
           -----------

          "Incentive Management Fee" shall mean an amount which equals twenty
           ------------------------
percent (20%) of the excess of Operating Profit in any Fiscal Year over the Operating Profit Goal. Payment of the Incentive Management Fee to Manager shall be subject to the provisions of Article V hereof.

          "Initial Term" shall have the meaning ascribed to it in Section 4.01.
           ------------

          "Inn" or "Inns" shall refer individually or collectively to the ten
           ---      ----
(10) inns located on the ten (10) Sites described on Exhibit A hereto, or such
                                                     ---------
lesser number of inns as shall continue to be managed by Manager pursuant to this Agreement. The term "Inn" or "Inns" shall incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the buildings and all other improvements constructed or to be constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein.

          "Inn Term" shall have the meaning ascribed to it in Section 4.01.
           --------
          "Insurance Retention" shall have the meaning ascribed to it in Section
           -------------------
11.04.

          "Inventories" shall mean "Inventories" as defined in the Uniform
           -----------
System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

          "Lessee" shall have the meaning ascribed to it in the Preamble;
           ------
provided, however, upon permitted succession or assignment, "Lessee" shall mean the permitted successor or assignee.

          "Lessee's Capital Return" shall mean an amount equal to (a) the
           -----------------------
portion not yet distributed to Lessee or Lessor from Operating Profit (less the amounts retained by Lessee pursuant to Sections 5.02 B, C and E) or Net Sales Proceeds or Net Refinancing Proceeds (less the amounts retained by Lessee pursuant to Sections 5.03 A and B) equal to a cumulative non-compounded return on the average daily outstanding balance of Adjusted Contributed Capital, from time to time, of fourteen percent (14%) per annum from the Execution Date through the date such Net Sales Proceeds or Net Refinancing Proceeds are realized; plus (b) the portion not yet distributed to Lessee or Lessor from Net Sales Proceeds or Net Refinancing Proceeds (less the amounts retained by Lessee pursuant to Sections 5.03 A and B) equal to one hundred percent (100%) of the Adjusted Contributed Capital as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Lessee or Lessor.

          "Lessor" shall have the meaning ascribed to it in the Preamble;
           ------
provided, however, upon permitted succession or assignment, "Lessor" shall mean the permitted successor or assignee.

          "Manager" shall have the meaning ascribed to it in the Preamble
           -------
hereto; provided, however, upon permitted succession or assignment, "Manager" shall mean the permitted successor or assignee.

          "Marketing Fund" shall mean that certain fund maintained by Manager,
           --------------
Marriott, or a Marriott Affiliate, in its capacity as franchisor of the System, or any successor to such fund, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Residence Inn directory; conducting market research; and paying the central operational costs of the Residence Inn reservation system; provided, however, that any costs described in this definition of Marketing Fund may, at the option of Manager and The Residence Inn Association, whose membership is currently limited to Residence Inn franchisees, be charged directly to each Inn in the System on the basis of actual use by or benefit to each Inn and, in such event, shall become Deductions.

          "Marriott" shall mean Marriott International Inc., the corporate
           --------
parent of Manager.

          "Mortgage(s)" shall have the meaning ascribed to it in Section
           -----------
3.01(A)(2).

          "Net Refinancing Proceeds" shall mean the cumulative full amount
           ------------------------
disbursed (in one or more advances) under any loan or loans obtained by Lessee or Lessor (other than Additional Inn Investment Loans), from time to time, to the extent such disbursement or disbursements are not used for the following purposes: (i) simultaneous repayment of other indebtedness of Lessee or Lessor related to the Inns; (ii) to pay commercially reasonable transaction costs in connection with such loan or loans; and (iii) the payment of, or creation of reserves deemed necessary in the reasonable discretion of Lessee for, Administrative Expenses, the Reserve and Working Capital needs related to the Inns.

          "Net Sales Proceeds" shall mean the cumulative net proceeds received
           ------------------
by Lessee or Lessor, from time to time, from any one or more of the following:
(i) any Sale of an Inn; (ii) the exchange, condemnation, eminent domain taking, casualty or other disposition of any of (or any portion of) the Inns or the Sites; or (iii) the liquidation of Lessee's or Lessor's property interest in the Inns in connection with a dissolution of Lessee or Lessor. The phrase "net proceeds," as used in the foregoing sentence, shall mean the gross proceeds received from any of the foregoing to the extent such gross proceeds are not used for the following purposes: (i) simultaneous repayment of indebtedness (or any portion thereof) secured by the Inn or Inns being sold or of any other indebtedness required to be repaid from such proceeds; (ii) to pay commercially reasonable transaction costs and, in the case of a condemnation, eminent domain taking or casualty, all costs of repairing, restoring, replacing and reconstructing an Inn or any portion thereof; and (iii) the payment of, or creation of reserves deemed necessary in the reasonable discretion of Lessee for, Administrative Expenses of Lessee, the Reserve, and Working Capital needs with respect to the remaining Inns. The term "Net Sales Proceeds" shall not include proceeds from dispositions of FF&E described in Section 7.02 C hereof.

          "Operating Loss" shall mean a negative Operating Profit.
           --------------

          "Operating Profit" shall mean the excess of Gross Revenues over the
           ----------------
following deductions ("Deductions") incurred by Manager, on behalf of Lessee, in operating the Inns:

          1. The cost of sales including, without limitation, salaries, wages (including accruals for year-end bonuses to key management employees), fringe benefits, payroll taxes and other costs related to employees of each Inn (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at one of the Inns on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel [not including regional vice-presidents or regional salespeople] assigned to a "cluster" of hotels and inns which includes one or more of the Inns);

          2. Departmental expenses incurred by departments within each Inn, administrative and general expenses and the cost of marketing incurred by each Inn, advertising and business promotion incurred by the Inns, heat, light, power, computer line charges and routine repairs, maintenance and minor alterations treated as Deductions under Section 7.01;

          3.   Credit card and travel agent commissions;

          4. The cost of Inventories and Fixed Asset Supplies consumed in the operation of each Inn;

          5. A reasonable reserve for uncollectible accounts receivable as determined by Manager;

          6. All costs and fees of independent accountants or other third parties who perform services required or permitted hereunder;

          7. All costs and fees of technical consultants and operational experts who are retained or employed by Manager, Marriott, or Marriott Affiliates for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Inns at training and manpower development programs sponsored by Manager;

          8.   The Residence Inn System Fee;

          9.   The Base Management Fee;

          10. The Inns' pro rata share of costs and expenses incurred by Manager in providing Chain Services;

          11. Insurance costs and expenses as provided in Article XI, including those payable directly to the insurer and those required to be deposited into the Escrow for Prepaid Items;

          12. Taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Inns (exclusive of taxes on Manager's income, profits, or a levy on the net worth of Manager) and all Impositions, including those payable directly to the entity assessing such taxes and Impositions and those required to be deposited into the Escrow for Prepaid Items;

          13. The contributions to the Repairs and Equipment Reserve which are required pursuant to Section 7.02 B and 7.02 E;

          14. The contributions required to be made, as they may change from time to time, to the Marketing Fund in order for the Inns to remain members of the System (such contributions are presently two and one-half percent (2.5%) of Suite Revenues);

          15. Rent payable under equipment leases included in initial FF&E only; and

          16. Such other costs and expenses as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inns.

          "Operating Profit Goal" shall mean the amount of Eight Million Seven
           ---------------------
Hundred Eighty Thousand Dollars ($8,780,000) (such amount to be prorated for any partial Fiscal Year); provided, however, that Operating Profit Goal shall be adjusted as provided in Sections 18.02 C, 18.03 C, and 18.04 C.

          "Original Effective Date" shall mean December 29, 1999.
           -----------------------

          "Prime Rate" shall mean the base rate on corporate loans at large
           ----------
United States money center commercial banks, as published from time to time in the Wall Street Journal; and, if more than one such rate is so published, then the average of such rates shall be used herein.

          "Qualified Debt" shall mean (i) the current First Mortgage secured by
           --------------
the Inns (as of the Execution Date), (ii) Additional Inn Investment Loans, (iii) any indebtedness, to the extent permitted by the Operating Agreement, incurred to pay the Base Management Fee, the Incentive Management Fee, and Contingent Management Fees (IMF) and (iv) the Refinanced Principal Amount with respect to the foregoing indebtedness; provided, however, that Qualified Debt shall be adjusted pursuant to Sections 18.02 E, 18.03 E, and 18.04 E.

          "Qualifying Debt Service" shall mean, for all Accounting Periods to
           -----------------------
date in each Fiscal Year, (i) interest and principal actually paid or accrued on Qualified Debt or any Refinanced Principal Amount thereof, plus (ii) all servicing and other fees, charges and costs with respect to the above debt service and all penalties attributable to acts or omissions of Manager constituting a breach by Manager of its obligations hereunder. In no event, however, shall "Qualifying Debt Service" include, with respect to any indebtedness: (i) any balloon payments; (ii) voluntary prepayments, or (iii) repayments of the portion of any indebtedness which is incurred for the purpose of distributing the same to the member(s), partner(s) or shareholder(s) of Lessee or Lessor. The term "balloon payments," as used in this Agreement, shall mean any repayments or prepayments of principal in any given Fiscal Year (regardless of whether the borrower is permitted or obligated to make same) to the extent that such repayments or prepayments exceed five percent (5%) per year of the outstanding principal amount of such indebtedness as of the date of full disbursement thereof to the borrower thereunder.

          "Refinanced Principal Amount" shall mean, with respect to refinancings
           ---------------------------
of Qualified Debt, an amount equal to the sum of: (a) the outstanding principal balances at the time of such refinancing (plus any optional prepayments of principal previously made) of the loan being refinanced, plus (b) commercially reasonable transaction costs and loan origination fees relating to such refinancing, but only to the extent such costs and fees do not exceed, in the aggregate, two percent (2%) of the aggregate of the outstanding principal balance of the loan being refinanced (plus any optional prepayments of principal previously made).

          "Renewal Term" or "Renewal Terms" shall have the meaning ascribed to
           ------------      -------------
it in Section 4.01.

          "Repairs and Equipment Reserve" shall have the meaning ascribed to it
           -----------------------------
in Section 7.02 A; provided, however, that the Repairs and Equipment Reserve shall be adjusted as provided in Sections 18.02 D, 18.03 D, and 18.04 D.

          "Repairs and Equipment Estimate" shall have the meaning ascribed to it
           ------------------------------
in Section 7.02 D.

          "Reserve" shall have the meaning ascribed to it in Section 7.02 A;
           -------
provided, however, that the Reserve shall be adjusted as provided in Sections
18.02 D, 18.03 D, and 18.04 D.

          "Residence Inn System Fee" shall mean an amount paid to Manager for
           ------------------------
the following services hereunder: System financial planning (excluding any services provided in refinancing the Inns) and policy services; product planning and development; human resources management and planning for the System (but not any particular inn within the System); protection of the "Marriott Residence Inn," "Residence Inn by Marriott," and "Residence Inn" trade names, trademarks, logos and servicemarks; and the development and implementation of Manager's technical and operational programs designed for the periodic inspection and consultation visits to the inns in the System (but not the services of the personnel of the Architecture and Construction Division of Marriott providing architectural, technical or procurement services for any Inn, which shall be treated as a Deduction described in subsection 6 of the definition of "Operating Profit"). The Residence Inn System Fee shall be equal, during any given Fiscal Year (or portion thereof), to four percent (4%) of Suite Revenues.

          "Sale of an Inn" or "Sale of the Inns" shall mean any sale,
           --------------      ----------------
assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title to or leasehold interest in, as the case may be, one or more of the Sites and/or the Inns.

          "Site" or "Sites" refer individually or collectively to the parcels of
           ----      -----
land whose addresses are set forth on Exhibit A attached hereto and incorporated
                                      ---------
herein.

          "Suite" shall mean a lodging unit within an Inn.
           -----

          "Suite Revenues" shall mean that portion of the Gross Revenues of any
           --------------
Inn, or of all of the Inns, which is attributable to the rental of Suites.

          "System" shall mean all inns which are operated under the "Residence
           ------
Inn by Marriott," "Residence Inn" or "Marriott Residence Inn" trade names.

          "Termination" shall mean the expiration or sooner cessation of the
           -----------
Agreement with respect to a given Inn or Inns.

          "Trade Names" shall have the meaning ascribed in Section 9.01.
           -----------

          "Uniform System of Accounts" shall mean the Uniform System of Accounts
           --------------------------
for Hotels, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc.

          "Working Capital" shall mean funds which are reasonably necessary for
           ---------------
the day-to-day operation of the business of the Inns, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                               END OF ARTICLE I

                                   ARTICLE II
                             APPOINTMENT OF MANAGER
                             ----------------------

2.01 Appointment
     -----------

          Lessee hereby appoints and employs Manager to exclusively supervise, direct and control the management and operation of the Inns for the term provided in Article IV. Manager accepts said appointment and agrees to manage the Inns as Residence Inns during their respective Inn Terms in accordance with the terms and conditions hereinafter set forth. Manager may not delegate its duties hereunder except to a Marriott Affiliate which satisfies the requirements of Section 17.01 A 1 hereof. Manager represents and warrants that it possesses, or through its affiliates it possesses, the resources necessary to fulfill its obligations under this Agreement. Marriott covenants that, so long as Manager is a Marriott Affiliate, Marriott will make available to Manager any and all resources possessed by Marriott, but not otherwise available to Manager, necessary for Manager to fulfill its obligations hereunder.

2.02 Delegation of Authority
     -----------------------

          The operations of the Inns shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in the Agreement, shall be responsible for the proper and efficient operation of the Inns. Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of each Inn, including, without limitation, charges for Suites, credit policies, food and beverage services, employment policies, receipt, holding and disbursement of funds, maintenance of bank accounts, procurement of Inventories, supplies and services, promotion and publicity and, generally, all activities necessary for operation of the Inns. If Manager buys merchandise, services, or other property from Marriott or any Marriott Affiliate, the compensation, price or fee therefor shall be no less favorable than the compensation, price or fee that would be charged by an unaffiliated person in an arm's length transaction.

2.03 Licenses and Permits
     --------------------

          A. Lessee agrees, upon request by Manager, not to unreasonably withhold, condition or delay the prompt signing, without charge, of applications for licenses, permits or other instruments necessary for operation of each Inn, which applications shall be prepared by Manager as necessary from time to time.

          B. Manager shall have the option to terminate the Agreement with respect to a given Inn, at any time, upon one hundred twenty (120) days' written notice to Lessee, in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any license or permit that materially affects the operation of the Inn, provided: (i) such withdrawal or revocation is not the fault of Manager, but rather is due to circumstances beyond Manager's reasonable control; (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted; (iii) Manager has made every reasonable effort to obtain a substitute license or permit that would allow for the continued operation of such Inn as a first-class lodging facility; and (iv) such revocation is not common with other first-class lodging facilities in the same market area.

2.04 Non-Discrimination
     ------------------

          The parties recognize that Manager, Marriott and Marriott Affiliates either own or manage other hotels and inns. Certain of these hotels and inns, now or in the future, may be located within the general geographical area of one or more of the Inns. Manager, Marriott, and Marriott Affiliates shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels or inns on the basis of the ownership thereof and that, at all times during the term of this Agreement, Manager, Marriott, and Marriott Affiliates will operate the various hotels or inns under their management, including the Inns, in a nondiscriminatory manner.

                               END OF ARTICLE II

                                  ARTICLE III

                         PROPERTY INTERESTS IN THE INNS
                         ------------------------------

3.01 Interest in the Inns
     --------------------

          A. Lessee hereby covenants that it has and will keep and maintain its leasehold interest, and that it will cause Lessor to keep and maintain its fee title interest (with the exception of the Meriden Inn, with respect to which it will cause Lessor to maintain its leasehold interest), to the Site of each Inn and such Inn free and clear of any and all liens, encumbrances or other charges, except as follows:

               1. Easements or other encumbrances (other than those described in subsections 2, 3 and 4 hereof) that do not materially adversely affect the operation of any Inn by Manager, including, without limitation, any encumbrances or other defects of title subject to which title was conveyed to Lessor and/or Lessee;

               2. Mortgage(s), deed(s) of trust or similar security instrument(s) ("Mortgage(s)") which: (i) contain a provision reasonably acceptable to Manager's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such Mortgage (except that Mortgages relating to first mortgage indebtedness with respect to the Inns (a "First Mortgage") shall not be required to contain the foregoing provision if the value of the collateral provided as security for such indebtedness is at least twice the amount of such indebtedness at the time such indebtedness is incurred); and (ii) secure either (x) any indebtedness on which all or a portion of the payments constitute Qualifying Debt Service, or (y) debt incurred for distribution to Lessee or Lessor;

               3. Liens for taxes, assessments, levies or other public charges not yet due or that are being contested in good faith;

               4. Liens, encumbrances, or other charges resulting from Manager's acts;

               5. Terms and conditions of the Ground Lease and the effect of any collateral assignment thereof executed by Lessee or Lessor.

          B. Provided Manager is not in monetary default under this Agreement, Lessee shall pay and discharge, or cause Lessor to pay and discharge (whichever is applicable), on or before the due date, any and all installments of principal and interest due and payable upon any mortgage, deed of trust or like instrument described in this Section (including, without limitation, any amounts owed under the Indenture) and shall indemnify Manager from and against all claims, litigation and damages (other than damages representing Manager's lost profits) arising from the failure to make such payments as and when required except where such claims, litigation or damages are attributable to acts or omissions of Manager constituting a breach by Manager of its obligations hereunder.

                               END OF ARTICLE III

                                   ARTICLE IV

                                      TERM
                                      ----

4. 01  Term
       ----

          A. The term of this Agreement shall be from the Original Effective Date to the expiration of the Inn Term (as defined in subsection B below) for the last Inn to which this Agreement applies.

          B. With respect to each Inn, the "Inn Term" shall consist of an "Initial Term" and the "Renewal Term(s)." The "Initial Term" began on the Original Effective Date and shall continue until December 30, 2011, which is the last day of Fiscal Year 2011. Each Inn Term will automatically be extended and renewed (on the same terms and conditions contained herein, except as set forth in the final sentence of this Section 4.01 B), for each of five (5) successive periods of ten (10) Fiscal Years each ("Renewal Terms"), provided that an "event of default" by Manager has not occurred under Section 15.01 hereof (or, if such an "event of default" has occurred, that it is not being cured in accordance with the provisions of Section 15.01 or 15.02 hereof) unless Manager, at its sole option, elects to terminate this Agreement as to any or all of the Inns as set forth below. If Manager elects to exercise such option to terminate this Agreement as to one or more of the Inns on the expiration of the then current Inn Term with respect to such Inn or Inns, it shall give Lessee notice to that effect at least eighteen (18) months prior to the expiration of the then current Inn Term with respect to such Inn or Inns. Manager shall continue to manage such Inn or Inns during the final eighteen (18) months of their respective Inn Terms, unless, during such eighteen (18) month period, Lessee or

Lessor effects a sale of such Inn or Inns or secures a new manager therefor, in which case the respective Inn Terms of such affected Inns shall be prematurely terminated, as of the date of such sale or the effective date of such new management contract. In the event Manager elects to terminate as to one or more, but not all, of the Inns, the adjustments described in Section 18.03 shall be made to this Agreement.

4.02 Performance Termination
     -----------------------

          A. Subject to the provisions of Section 4.02 B below, Lessee shall have the option to terminate this Agreement with respect to all of the Inns if the sum of the Operating Profit (computed, for purposes of this Section 4.02 only, without deducting Base Management Fees) for all of the Inns during any period of two (2) consecutive Fiscal Years during the term of this Agreement (not including any period of time before the expiration of the 1999 Fiscal Year) does not equal or exceed the sum total of (i) the Operating Profit Goal, added once for each of such two (2) Fiscal Years (but to be prorated for any partial Fiscal Year), and (ii) eight percent (8%) of the weighted average outstanding balance of Additional Inn Investments, added once for each of such two (2) Fiscal Years (but to be prorated for any lesser period of time for which such Additional Inn Investments were made). Such option to terminate shall be exercised by serving written notice thereof on Manager no later than sixty (60) days after the receipt by Lessee of the annual accounting under Section 8.01 hereof for such second consecutive Fiscal Year. Such notice shall state the basis on which Lessee asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If Manager does not elect to avoid termination pursuant to Section 4.02 B below, this Agreement shall terminate as of the end of the first full Accounting Period following the date on which Manager's option to avoid such termination expires pursuant to
Section 4.02 B. Lessee's failure to exercise its right to terminate this Agreement pursuant to Section 4.02 A during any given Fiscal Year shall not be deemed an estoppel or waiver of Lessee's right to terminate this Agreement as to subsequent Fiscal Years to which this Section may apply. In the event Lessee or Lessor refinances fewer than all of the Inns or refinances all of the Inns pursuant to more than one financing transaction and calculations of various items under this Agreement are adjusted pursuant to Section 18.04 and Lessee and Manager enter into one or more new management agreements covering the Inns being refinanced in accordance with Section 18.04, then, notwithstanding the provisions of Section 18.04, the calculation for determining whether Lessee has a right to terminate this Agreement as set forth above in this Section 4.02 A and the amount of deficiency to be advanced by Manager under Section 4.02 B to avoid termination shall be made as if all of the Inns were still covered by this Agreement and no adjustments had been made.

          B.   Upon receipt of Lessee's written notice of termination under
Section 4.02 A, Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such termination by advancing to Lessee the amount of any deficiency described in Section 4.02 A. If Manager exercises such option, then the foregoing Lessee's election to terminate this Agreement under Section 4.02 A shall be canceled and of no force or effect and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Lessee, as to each subsequent Fiscal Year to which Section
4.02 A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.02 A (which subsequent election shall again be subject to

Manager's rights under this Section 4. 02 B); provided, however, that neither of the two (2) Fiscal Years for which Manager has advanced to Lessee the deficiency described in Section 4.02 A shall be included in determining whether Lessee has the future right to terminate this Agreement under Section 4.02 A.
If Manager does not exercise its option to make the advance permitted by this
Section 4.02 B, then this Agreement shall be terminated as of the date set forth in Section 4.02 A. Any amounts advanced by Manager pursuant to this Section
4.02 B shall be recovered by Manager, without interest, in subsequent Fiscal Years, in the same manner and with the same priority as Contingent Management Fees (IMF); provided, however, that none of such advances made by Manager shall become nonrecoverable notwithstanding the limitation on recovery of Incentive Management Fees set forth in the definition of Contingent Management Fees (IMF).

4.03 Actions to be Taken on Termination
     ----------------------------------

          Upon a Termination of this Agreement with respect to any one or more of the Inns, except in the case of a refinancing of fewer than all of the Inns as provided for in Section 18.04, the following shall be applicable:

          A. Manager shall prepare a final accounting statement with respect to such Inn or Inns, as more particularly described in Section 8.01 hereof, dated as of the date of Termination. Within thirty (30) days of the receipt by Lessee of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a default by either party, in which case the defaulting party shall pay such cost.

          B. Manager shall release and transfer to Lessee any of Lessee's funds which are held or controlled by Manager with respect to such Inn or Inns with the exception of funds to be held in escrow pursuant to Sections 11.04 and
13.01 C and otherwise in accordance herewith.

          C. Manager shall make available to Lessee such books and records respecting such Inn or Inns (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Lessee to prepare the accounting statements, in accordance with the Uniform System of Accounts, for such Inn or Inns for the year in which the Termination occurs and for any subsequent year.

          D. Manager shall (to the extent permitted by law) assign to Lessor, Lessee or to the new manager all operating licenses and permits for such Inn or Inns which have been issued in Manager's name (including liquor and restaurant licenses, if any); provided, that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Lessee shall reimburse Manager therefor if it has not done so already, with such reimbursement to be made on a prorata basis taking into account the remaining time left on the license or permit in the case of licenses and permits that have a stated expiration date.

          E. Appropriate adjustments shall be made regarding the application of this Agreement to any remaining Inns, such as, but not limited to, those adjustments described in Sections 18.02 and 18.03.

          F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 6.01, 9.02, 11.04, and 13.01 C.

          G. Manager shall peacefully vacate and surrender such Inn or Inns to Lessee.

                               END OF ARTICLE IV

                                   ARTICLE V

                            COMPENSATION OF MANAGER
                            -----------------------

5.01 Management Fee
     --------------

          In consideration of services to be performed during the term of this Agreement, Manager shall, subject to the provisions of this Article V, be paid the sum of the following as its management fee:

          (a)  the Base Management Fee; plus

          (b)  the Residence Inn System Fee; plus

          (c)  the Incentive Management Fee.

          The Base Management Fee will be calculated on the basis of Gross Revenues and will be payable in accordance with this Article V. The Incentive Management Fee will be calculated on the basis of Operating Profit and will be payable in accordance with this Article V. Any Incentive Management Fees which become Contingent Management Fees (IMF) shall be payable in accordance with this
Article V. The Residence Inn System Fee shall be calculated on the basis of Suite Revenues and will be payable as set forth in this Article V, and shall not be subject to limitations based on the amount of Operating Profit. Notwithstanding anything to the contrary contained herein, any payments to third parties for services covered by the Base Management Fee or the Residence Inn System Fee shall be borne by the Manager.

5.02 Payment of Base Management Fees and Incentive
     ---------------------------------------------
     Management Fees from Operating Profit
     -------------------------------------

          Any Base Management Fee, Incentive Management Fee, and Contingent Management Fee (IMF) shall, in each Fiscal Year or portion thereof (and with respect to each Accounting Period within each such Fiscal Year, as more particularly described in Section 5.05 hereof), be payable in accordance with the following priority scheme:

          A. First, Base Management Fees due to Manager with respect to such current Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year) shall be paid to Manager as a Deduction in determining Operating Profit;

          B. Second, Lessee shall receive the Operating Profit (to the extent of Operating Profit in that Fiscal Year) until Lessee has received an amount sufficient to pay the Qualifying Debt Service for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year) and Lessee shall use such amount to pay said amounts owing to the appropriate parties, if any;

          C. Third, Lessee shall receive the remaining balance of Operating Profit (to the extent of Operating Profit in that Fiscal Year) until Lessee has received sufficient funds to pay, or to create reserves deemed necessary in the reasonable discretion of Lessee for, Administrative Expenses for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year);

          D. Fourth, Lessee shall receive the remaining balance of Operating Profit (to the extent of Operating Profit in that Fiscal Year) until Lessee has received an amount equal to its Annual Priority Return for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year);

          E. Fifth, Lessee shall receive the remaining balance of Operating Profit (to the extent of Operating Profit in that Fiscal Year) until Lessee has received an amount sufficient to repay any loans made to Lessee by Marriott, Manager, any Affiliate of Lessee and any Affiliate of Marriott (which may be prorated by Lessee among the Accounting Periods within any given Fiscal Year), and Lessee shall use such amount to repay said amounts owing to Marriott, Manager, any Affiliate of Lessee, and any Marriott Affiliate; and

          F. Sixth, the remaining balance of Operating Profit (to the extent of Operating Profit in that Fiscal Year) shall be divided into two (2) equal halves, one-half to be distributed to Lessee and the other half to be paid to Manager, as and to the extent necessary, to be applied to the payment (in sequence) of any Incentive Management Fee for such Fiscal Year and all Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B) (which amount shall be prorated among the Accounting Periods within any given Fiscal Year). If the one-half of the remaining balance of Operating Profit available for payment to Manager pursuant to this subsection F exceeds the amount of all the Incentive Management Fees for such Fiscal Year and all Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B), then the remaining balance of such portion of Operating Profit shall be distributed to Lessee. Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection F shall in no event exceed the then current sum of any Incentive Management Fee for the current Fiscal Year and any

Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B).

          In the event Lessee or Lessor refinances fewer than all of the Inns or refinances all of the Inns pursuant to more than one financing transaction and calculations of various items under this Agreement are adjusted pursuant to
Section 18.04 and Lessee and Manager enter into one or more new management agreements in accordance with Section 18.04 and if after the application of Operating Profit to pay Manager the Incentive Management Fee and all Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B), the amount of Operating Profit distributed to Lessee would exceed one-half of the Operating Profit available for distribution immediately prior to the application in paragraph F, but Operating Profit with respect to the refinanced Inns is insufficient for Manager to receive the Incentive Management Fee for such Fiscal Year and all Contingent Management Fees (IMF) (including any amounts recoverable by Manager pursuant to Section 4.02 B of the new management agreement(s)), under paragraph F of the new management agreement(s), then notwithstanding the foregoing priority scheme, any Operating Profit in excess of such one-half portion shall be paid to Manager as and to the extent necessary to cover the amount of such shortfall in fees under paragraph F of the new management agreement(s). It is the intention of the parties that, notwithstanding the provisions of Section 18.04, all calculations and distributions under this Section 5.02 shall be made as if all of the Inns owned by Lessor (plus the Meridian Inn, which is leased by Lessor) and leased to Lessee as of the Execution Date were still subject to this Agreement and no adjustments had been made to the various calculations hereunder.

5.03 Payment of Incentive Management Fees
     ------------------------------------
     from Net Sales Proceeds and Net
     -------------------------------
     Refinancing Proceeds
     --------------------

          In the event that Lessee or Lessor, from time to time during the term of this Agreement, realizes Net Sales Proceeds or Net Refinancing Proceeds and, at that time, there exist unpaid, (i) the Incentive Management Fee for such Fiscal Year, or (ii) Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B), then Lessee shall apply or, as applicable, cause Lessor to apply, such Net Sales Proceeds or Net Refinancing Proceeds, as the case may be and to the extent thereof, in the following order and amounts:

          A. First, Lessee or Lessor shall retain amounts sufficient to repay any loans made to Lessee by Marriott, Manager, any Affiliate of Lessee and any Affiliate of Marriott, and shall use such amount to repay said loans;

          B. Second, Lessee shall retain an amount sufficient to cover any unamortized payments (and return thereon) under Section 7.02 E 3 hereof;

          C. Third, Lessee shall retain an amount sufficient to cover the Lessee's Capital Return;

          D. Fourth, the remaining balance of Net Sales Proceeds or Net Refinancing Proceeds, as the case may be, shall be divided into two (2) equal halves, one-half to be retained by Lessee and the other half, as and to the extent necessary, to be applied to the payment (in sequence) of any Incentive Management Fee and any Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B) due and not yet paid to Manager as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Lessee or Lessor. If the one-half of the remaining balance of Net Sales Proceeds or Net Refinancing Proceeds, as the case may be, available for payment to Manager pursuant to this subsection D exceeds the amount payable to Manager pursuant to this subsection D, then any remaining balance of the portion of Net Sales Proceeds or Net Refinancing Proceeds shall be retained by Lessee or Lessor. Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection D shall in no event exceed the then current sum of any Incentive Management Fee, and any Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B).

          In the event Lessee or Lessor refinances fewer than all of the Inns or refinances all of the Inns pursuant to more than one financing transaction and calculations of various items under this Agreement are adjusted pursuant to
Section 18.04 and Lessee and Manager enter into one or more new management agreement(s) in accordance with Section 18.04, and if after application of Net Sales Proceeds or Net Refinancing Proceeds, as the case may be, in paragraph D above to pay Manager the Incentive Management Fee and the Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02
B), the amount of Net Sales Proceeds or Net Refinancing Proceeds, as the case may be, retained by Lessee or Lessor would exceed one-half of such proceeds available for distribution immediately prior to the application in paragraph D, but Net Sales Proceeds and Net Refinancing Proceeds with respect to the Inns subject to the new management agreement(s) have been insufficient to pay Manager all Incentive Management Fees for such Fiscal Year, and all Contingent

Management Fees (IMF) (including any amounts recoverable by Manager pursuant to Section 4.02 B of the new management agreement(s)), under paragraph D of the new management agreement(s), then notwithstanding the foregoing priority scheme, any Net Sales Proceeds and Net Refinancing Proceeds in excess of such one-half portion shall be paid to Manager as and to the extent necessary to cover the amount of such shortfall under paragraph D of the new management agreement(s). It is the intention of the parties that, notwithstanding the provisions of
Section 18.04, all calculations and distributions under this Section 5.03 shall be made as if all of the Inns owned by Lessor (plus the Meridian Inn, which is leased by Lessor) and leased to Lessee as of the Execution Date were still subject to this Agreement and no adjustments had been made to the various calculations hereunder.

5.04 Debt Service
     ------------

          In the event that (i) Lessee's or Lessor's actual scheduled debt service on the Refinanced Principal Amount of Lessee's or Lessor's indebtedness secured by one or more of the Inns is in excess of Qualifying Debt Service (due to the limitations set forth in the definition of Actual Debt Service) for any Fiscal Year (or portion thereof) during the Inn Term, (ii) Manager is entitled to receive pursuant to Section 5.02 all or a portion of any Incentive Management Fee or any Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B), and (iii) the total amount distributed to Lessee or paid pursuant to Sections 5.02 B, C, D & E for such Fiscal Year (or portion thereof) is less than the sum of the actual debt service described in clause (i) above, plus (A) the remaining portion of Qualifying Debt Service not covered by clause

(i) above, (B) Lessee's Administrative Expenses for such Fiscal Year (or portion thereof), and (C) amounts owing to Marriott, Manager, any Affiliate of Lessee and any Affiliate of Marriott pursuant to any loans made by any of them to Lessee, then Manager shall not be entitled to current payment of such portion of any Incentive Management Fee or any Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B) up to an amount equal to the excess of the amount under (i) above over the amount set forth in (iii) above. Lessee shall use, or cause Lessor to use, such amount otherwise allocated to any Incentive Management Fee or any Contingent Management Fees (IMF) to pay said actual debt service. Such portion of the Incentive Management Fee shall become Contingent Management Fees (IMF), and such Contingent Management Fees
(IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B) shall remain unchanged.

5.05 Accounting and Interim Payment
     ------------------------------

          A. Within twenty (20) days after the close of each Accounting Period, Manager shall submit an interim accounting to Lessee showing Gross Revenues, Suite Revenue, Deductions, Operating Profit, and applications thereof. Manager shall transfer with each accounting any interim amounts due Lessee and shall retain any interim amounts due Manager (as described in this Article V). Each accounting will be prepared on a consolidated basis and on an individual Inn basis.

          B. Calculations and payments of the Base Management Fee, the Incentive Management Fee, Contingent Management Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B), the Residence Inn System Fee, and applications of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within the Filing Period, Manager shall submit an accounting to Lessee, as more fully described in
Section 8.01, for the immediately preceding Fiscal Year, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made by cash payments within five (5) business days of the receipt by Lessee of such final accounting. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.


                                END OF ARTICLE V

                                  ARTICLE VI

                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

6.01 Working Capital and Inventories
     -------------------------------

          Lessee shall from time to time after the Execution Date, within thirty
(30) days of a request by Manager, advance any funds necessary to maintain Working Capital and Inventories at levels reasonably determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Funds so advanced for Working Capital shall be utilized by Manager on behalf of Lessee for the purposes of this Agreement pursuant to cash-management policies established for the System, but Lessee shall be the beneficial owner of all such funds throughout the term of this Agreement. Upon Termination with respect to any Inn or Inns, Manager shall return to Lessee any unused Working Capital and Inventories allocable to such Inn or Inns, except for Inventories purchased by Manager pursuant to Section 9.02.

6.02 Fixed Asset Supplies
     --------------------

          The parties recognize that the Inns have Fixed Asset Supplies as of the date of this Agreement. Lessee shall from time to time after the Execution Date promptly advance, upon request of Manager, any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Fixed Asset Supplies shall remain the property of Lessee throughout the term of the Agreement except for Fixed Asset Supplies purchased by Manager pursuant to
Section 9.02.

                               END OF ARTICLE VI

                                  ARTICLE VII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

7.01 Routine Repairs and Maintenance
     -------------------------------

          Manager shall maintain each Inn in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

7.02 Repairs and Equipment Reserve
     -----------------------------

          A. Manager shall establish, on a consolidated basis (or on such other basis as may be reasonably required by lenders providing financing to Lessee or Lessor with respect to the Inns), an escrow reserve account ("Repairs and Equipment Reserve" or the "Reserve"), in a bank or similar institution reasonably acceptable to both Manager and Lessee, to cover the cost of:

               1. Replacements and renewals related solely to the FF&E of the Inns; and

               2. Certain routine repairs and maintenance to each Inn's buildings which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, buying or leasing replacement vehicles, and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to such building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are to be paid by Lessee under Section 7.03, rather than from the Reserve.

          B. Subject to the provisions of subsection E, below, each Fiscal Year, Manager shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues for each of such Fiscal Years. Transfers into the Reserve shall be made at the time of each interim accounting described in
Section 5.05 A hereof. Any amounts held in the Reserve may be applied, as between the Inns, without regard to the source of such amounts, provided that such application satisfies the requirements of this Article VII. However, Manager shall keep an accounting of amounts spent from the Reserve for each Inn for purposes of allocating the Reserve in the event of a sale, refinancing or other termination of this Agreement with respect to fewer than all of the Inns in accordance with Sections 18.02 D, 18.03 D, and 18.04 D. All amounts transferred to the Reserve shall be deducted from Gross Revenues in determining Operating Profit and shall be deposited in the special Reserve account described in Section 7.02 A hereof.

          C. Manager shall from time to time make such (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn building of the nature described in Section 7.02 A 2, as it deems necessary, up to the balance in the Repairs and Equipment Reserve. No expenditures will be made in excess of said balance without the prior approval of Lessee. Additionally, with respect to renovation projects in excess of

$500,000 at an Inn, Lessee shall have the right to designate a contractor that Manager must allow to bid on such project and whose bid Manager must consider in good faith in selecting the contractor. At the end of each Fiscal Year, any amounts remaining in the Repairs and Equipment Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of each Inn shall be added to the Reserve. The Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the Reserve, shall (a) result in any reduction in the required contributions to the Reserve set forth in subsection B above, nor (b) be included in Gross Revenues.

          D. Manager shall prepare an estimate ("Repairs and Equipment Estimate") of the expenditures necessary for (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn building of the nature described in Section 7.02 A 2, during the ensuing Fiscal Year and shall submit such Repairs and Equipment Estimate to Lessee at the same time it submits the Annual Operating Projection described in Section 8.03. Manager will consider in good faith suggestions made by Lessee with respect to the Repairs and Equipment Estimate and make modifications thereto that Manager deems appropriate. The Repairs and Equipment Estimate shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. It shall also indicate the estimated time schedule for making such replacements and renewals.

          E. The percentage contributions for the Repairs and Equipment Reserve described in Section 7.02 B are estimates based upon Manager's prior experience. As each Inn ages, these percentages either (i) may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to the FF&E of such Inn, or to make the repairs to such Inn building of the nature described in Section 7.02 A 2, which are required to maintain such Inn as a first-class facility or (ii) may be in excess of those amounts necessary to maintain such Inn as a first-class facility. If the Manager reasonably determines that the percentages contained in Section 7.02 B are in excess of the amounts sufficient to maintain the Inns as first-class facilities, upon notice to Lessee, Manager may reduce the percentages. Manager shall provide to Lessee from time to time a report, in reasonable detail, supporting the amount in the Repairs and Equipment Reserve and the percentages set forth in Section 7.02 B.

          If the Repairs and Equipment Estimate reasonably prepared in good faith by Manager exceeds the available funds in the Repairs and Equipment Reserve, Lessee will:

          1. Agree to increase the annual percentage in Section 7.02 B to provide the additional funds required, or

          2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Operating Profit, or

          3. Provide the additional funds required, in which case, such amounts (plus interest at the Prime Rate plus one percent (1%) per annum) shall be retained by Lessee from Gross Revenues as if they were a repayment on an interest-bearing loan in equal installments over the period of the next sixty-five (65) Accounting Periods, and such installment repayments shall be Deductions.

          A failure or refusal by Lessee to agree to either 1, 2 or 3 above within a sixty (60) day period after Manager's request therefor shall entitle Manager, within sixty (60) days after such failure or refusal, to notify Lessee that it will terminate this Agreement, as to those Inns as to which agreement was not reached, as of a date six (6) months after the date of Manager's notice. If Lessee subsequently agrees to 1, 2 or 3 above within six (6) months after Manager notifies Lessee of its intention to terminate this Agreement, this Agreement shall not terminate and Manager shall continue to manage the Inns in question. If Manager does not so notify Lessee, it shall continue to manage the Inns in question, as provided under this Agreement, without the aforesaid increase in the percentage contribution to the Reserve.

          F. Upon Termination of this Agreement with respect to fewer than all of the Inns, whether pursuant to Section 7.02 E above or pursuant to other provisions of this Agreement, adjustments to the Reserve shall be made in accordance with Sections 18.02 D, 18.03 D, and 18.04 D.

          G. With the exception of any furniture or equipment leases that are in effect on the Execution Date, if Manager elects to lease rather than purchase any FF&E, the lease payments for such FF&E shall be made from the Reserve.

7.03 Building Alterations, Improvements, Renewals, and Replacements
     --------------------------------------------------------------

          A. Manager shall prepare an annual estimate of the expenses necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 7.02 A 2 and are not expansions) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each of the Inn buildings ("Building Estimate") and shall submit such Building Estimate to Lessee for its approval at the same time the Annual Operating Projection is submitted. The Building Estimate shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. With respect to major repairs, alterations, improvements, renewals, or replacements in excess of $500,000 at an Inn, Lessee shall have the right to designate a contractor that Manager must allow to bid on such project. Manager shall not make any expenditures for major repairs, alterations, improvements, renewals or replacements until the Building Estimate is approved by Lessee. However, if major repairs, alterations, improvements, renewals or replacements to any Inn are required by reason of any law, ordinance, regulation or order of a competent government authority (after exhausting any appeals), or are otherwise required for the continued safe and orderly operation of such Inn, Manager shall immediately give Lessee notice thereof and shall be authorized (but not obligated) to take appropriate remedial action without such approval if Lessee does not act; provided that Manager shall in no event act without obtaining Lessee's prior consent if the cost of such remedial action exceeds, for any given Inn four percent (4%) of such Inn's annual Gross Revenues. Lessee shall bear the cost of all such alterations, improvements, renewals or replacements by either:

          1. Providing outside financing for the additional funds required, in which event such financing shall constitute an Additional Inn Investment Loan, or
          2. Providing the additional funds required, which amounts shall be treated as Additional Inn Investments hereunder.

          Such costs shall not be paid from Gross Revenues nor from the Reserve.

          B. If Lessee does not approve the Building Estimate as to one or more or all of the Inns within sixty (60) days after it has been submitted, Manager may, within sixty (60) days after the end of said sixty (60) day period, notify Lessee that it will terminate this Agreement as to those Inns as to which agreement was not reached as of a date six (6) months after the date of Manager's notice. If Lessee subsequently agrees to 1 or 2 above within six (6) months after Manager notifies Lessee of its intention to terminate this Agreement, this Agreement shall not be terminated and Manager shall continue to manage the Inns in question. If Manager does not so notify Lessee, it shall continue to manage the Inns in question, as provided under this Agreement, without making any expenditures in the Building Estimate that were not approved. The provisions of this subsection 8.03 B shall not apply to requests from Manager to expand any Inn.

7.04 Liens
     -----

          Manager and Lessee shall use their best efforts to prevent any liens from being filed against any Inn which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to such Inn. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

7.05 Ownership of Replacements
     -------------------------
          All repairs, alterations, improvements, renewals or replacements made pursuant to Article VII, and all amounts kept, in the Reserve, shall be the property of Lessee.

                               END OF ARTICLE VII

                                 ARTICLE VIII

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

8.01 Books and Records
     -----------------

          A. Books of control and account pertaining to operation of the Inns shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in the Agreement. Lessee may at reasonable intervals during Manager's normal business hours examine such records. Within the Filing Period, Manager shall furnish Lessee a statement in reasonable detail summarizing the operations of the Inns for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within fourteen (14) business days after the receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement unless Lessee, within such fourteen (14) business day period, sends a notice of dispute to Manager setting forth the basis of its dispute in reasonable detail. If Lessee desires, at its own expense, to audit such statement and supporting records, Lessee shall begin such audit within ninety (90) days following its receipt of such statement and shall complete such audit within ninety (90) days after the commencement of the audit. If Lessee does not make such an audit, then such statement shall be deemed to be conclusively accepted by Lessee as being correct, and Lessee shall have no right thereafter, except in the event of fraud by Manager or as provided in Section
8.01 B, to question or examine the same. If any audit by Lessee discloses an understatement of any amounts due Lessee, Manager shall promptly pay Lessee such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Manager has not received any amounts due it, Lessee shall promptly pay Manager such amounts to Manager. If Lessee disputes the accuracy of such audit, Lessee shall give written notice of such dispute to Manager setting forth the dispute in reasonable detail. Any further dispute concerning the correctness of an audit and any dispute between Lessee and Manager regarding adjustments necessary because of final figures set forth in the annual accounting statement, which dispute is not resolved within sixty (60) days after Lessee's notice of dispute, shall be settled by arbitration.

          Manager and Lessee shall designate any nationally recognized accounting firm with a hospitality division or a nationally recognized hospitality consulting firm (other than an accounting or consulting firm with a then existing relationship with Manager, Lessee or their respective affiliates) to serve as arbitrator. If the parties fail promptly to agree upon such an accounting or consulting firm, or if no such firm is available and willing to serve as arbitrator, a single arbitrator shall be selected by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters, of a nature similar to the dispute to be resolved hereunder, by arbitration in accordance with the AAA's standard rules and procedures for expedited commercial arbitration. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days after the date that a dispute becomes subject to arbitration hereunder.

The arbitrator's determination shall be binding and enforceable by court order. The fees and expenses of the arbitrator shall be shared equally by Manager and Lessee, unless the arbitrator chooses to award the amount of such fees and expenses to the successful party as a part of the arbitrator's determination.

          B. If Lessee's audit discloses an error in the total payment of amounts due Lessee, for any Fiscal Year so audited, that is in excess of five percent (5%), Manager shall pay for the cost of Lessee's audit. In addition, in such event, Lessee may audit the statements of Inn operations and supporting records for the three (3) preceding Fiscal Years. Lessee shall bear the cost of such audit except for the cost thereof relating to any Fiscal Year in which the audit discloses an error in excess of five percent (5%) in the payment of amounts due Lessee.

          C. All statements shall be prepared on a consolidated basis and on an individual Inn basis.

8.02 Accounts; Expenditures
     ----------------------

          A. All funds derived from operation of the Inns shall be deposited by Manager in a bank account or accounts in a bank or banks designated by Manager. Withdrawals from said accounts shall be made solely by representatives of Manager whose signatures have been authorized by Manager. Reasonable petty cash funds shall be maintained at each Inn.

          B. All payments made by Manager hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided pursuant to Section 6.01. Manager shall not be required to make any advance or payment to or for the account of Lessee except out of such funds, and Manager shall not be obligated to incur any liability or obligation for Lessee's account without assurances that necessary funds for the discharge thereof will be provided by Lessee. Debts and liabilities incurred by Manager as a result of its operation and management of the Inns pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Lessee to the extent funds are not available for that purpose from the operation of the Inns.

8.03 Annual Operating Projection
     ---------------------------

          A. Manager shall submit to Lessee for its review and comment, at least thirty (30) days prior to the beginning of each Fiscal Year, an "Annual Operating Projection." Manager will consider in good faith suggestions made by Lessee with respect to the Annual Operating Projection and make modifications thereto that Manager deems appropriate. Such Annual Operating Projection shall project, on a consolidated and consolidating basis, and on an individual Inn basis, the estimated average daily Suite rates, average occupancy, Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Inns, taking into account each Inn's market area. Manager shall use reasonable and diligent efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating

Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature.

          B. If Lessee or Lessor intends to sell or refinance any one or more of the Inns, Manager agrees to cooperate in providing information to facilitate such sale or refinancing.

8.04 Operating Losses; Credit
     ------------------------

          A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Lessee within twenty (20) days after Manager has given written notice to Lessee of such Operating Loss. If Manager elects not to so notify Lessee or if Lessee does not so fund such deficiency on Manager's request (but, in such latter case, without affecting Manager's other remedies under this Agreement), Manager shall have the right to withhold an amount equal to such deficiency from future disbursements of funds otherwise due to Lessee.

          B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                              END OF ARTICLE VIII

                                  ARTICLE IX

         TRADEMARKS, TRADE NAMES, SERVICE MARKS, AND COMPUTER SOFTWARE
         -------------------------------------------------------------

9.01 Trademarks, Trade Names and Service Marks
     -----------------------------------------

          A. During the term of the Agreement, each Inn shall be known as a "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn," with such additional identification as may be necessary to provide local identification. If the name of the "Residence Inn by Marriott" System is changed, Manager will change the name of each Inn to conform thereto. The names "Marriott," "Residence Inn," "Residence Inn by Marriott" and "Marriott Residence Inn" (each of the foregoing names, together with any combination thereof, shall herein be collectively referred to as the "Trade Names") when used alone or in connection with another word or words, and the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Marriott, and nothing contained herein shall confer on Lessee the right to use any of the Trade Names, or the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 9.02, upon Termination with respect to an Inn, any use of or right to use any of the Trade Names, or any of the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs by Lessee shall cease forthwith with respect to such Inn and Lessee shall promptly remove from such Inn any signs or similar items which contain any of said Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Lessee has not removed such signs or similar items promptly upon Termination, Manager shall have the right to remain at such Inn as long as is necessary for it to do so at Lessee's expense.

          B. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Inns, including but not limited to restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name or the "Residence Inn" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same.

          C. Upon Termination of this Agreement with respect to an Inn, if there are any trademarks, service marks, trade names, symbols, logos or designs that are unique to such Inn and do not constitute Trade Names, Manager shall, to the extent it is capable, cause the transfer of such items to Lessee, without charge other than any out-of-pocket expenses.

          D. During the term of this Agreement, for so long as Lessor is known as Residence Inn III LLC, Lessor and Lessee may use its name on its legal and business documents. Upon Termination of this Agreement as to all of the Inns, Lessee shall cause Lessor promptly to take all necessary steps so that its name no longer contains the words "Residence Inn".

9.02 Purchase of Inventories and Fixed Asset Supplies
     ------------------------------------------------

          Upon Termination, either of this entire Agreement or with respect to a given Inn, Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value (and remove from the Inn at its expense within a reasonable time thereafter), any items of such Inn's Inventories and Fixed Asset Supplies as may be marked with any Trade Name, or any Marriott or Residence Inn trademark, other trade name, symbol, logo or design. In the event Manager does not exercise such option, Lessee agrees that it will use any such items exclusively in connection with such Inn (or one of the other Inns) until they are consumed.

9.03 Computer Software
     -----------------

          A. Any computer software (including upgrades and replacements) at any of the Inns that is owned by Manager, Marriott, a Marriott Affiliate, or the licensor of any of them is proprietary to Manager, Marriott, such Marriott Affiliate, or the licensor of any of them and shall in all events remain the exclusive property of Manager, Marriott, the Marriott Affiliate or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Lessee the right to use any of such software with the exception of any computer software at the Inns that is commercially available to the public.

          B. Upon Termination of this Agreement with respect to any given Inn or all Inns, Manager shall have the right to remove from each Inn with respect to which this Agreement has been terminated, at its expense within a reasonable time thereafter and without compensation to Lessee, any computer software (including upgrades and replacements), including, without limitation, the RICHIE System software, owned by Manager, Marriott, any Marriott Affiliate or the licensor of any of them with the exception of any computer software at the Inns that is commercially available to the public. Furthermore, upon any such Termination, Manager shall be entitled to remove from any Inn with respect to which this Agreement has been terminated, at its expense within a reasonable time thereafter and without compensation to Lessee, any computer equipment utilized as part of a centralized reservation system or owned by a party other than Lessee. In the event of any such removal hereunder, Manager shall provide to Lessee, in a form reasonably satisfactory to Lessee and at Manager's expense, all information and data with respect to the Inns stored in such computer software.

9.04 Breach of Covenant
     ------------------

          Manager and/or its affiliated companies shall be entitled, in case of any breach of the covenants of Article IX by Lessee or others claiming through it, to injunctive relief and to any other right or remedy available at law.
Article IX shall survive Termination of this Agreement.

                               END OF ARTICLE IX

                                   ARTICLE X

                        MANAGEMENT AND USE OF THE INNS
                        ------------------------------

10.01 Management of the Inns
      ----------------------

          Manager shall manage each Inn under standards comparable to those prevailing in other inns in the "Residence Inn by Marriott" System, including all activities in connection therewith which are customary and usual to such an operation. Manager may, in its discretion and subject to compliance with applicable laws, serve beer, wine and/or liquor at all or any of the Inns; but Manager shall be under no obligation to do so.

10.02 Chain Services
      --------------

          Manager shall, commencing with the Execution Date and thereafter during each Inn Term, cause to be furnished to each such Inn certain services ("Chain Services") which are furnished generally on a central or regional basis to other inns in the "Residence Inn by Marriott" System which are managed by Manager or any Marriott Affiliate, and which benefit each Inn as a participant in such System. Chain Services shall include: (i) certain divisional executive management; (ii) programs for training and manpower development; computer payroll, accounts payable, property and other accounting services; and (iii) such additional central or regional services as may from time to time be furnished for the benefit of inns in the "Residence Inn by Marriott" System or in substitution for services now performed at individual inns which may be more efficiently performed on a group basis. The services described in this Section 10.02 shall not include services which are described in the definitions of "Base Management Fee" and "Residence Inn System Fee." Costs and expenses incurred in the provision of such services shall be allocated on a fair and equitable basis among all "Residence Inn by Marriott" inns managed by Manager, Marriott, or any Marriott Affiliate in the United States receiving the same. To the extent that services described in this Section 10.02 have been funded through the Marketing Fund, there will be no allocation of the costs and expenses thereof under this
Section 10.02.

10.03 Marketing Fund
      --------------

          Manager will, during the term of this Agreement, maintain, manage and administer the Marketing Fund for the benefit of all inns in the System. Lessee will contribute to the Marketing Fund the annual amount required for the Inns to remain members of the System, such amount to be contributed on an Accounting Period basis within twenty (20) days after the end of each Accounting Period.

10.04 Lessee's Right to Inspect
      -------------------------

          Lessee or its agents shall have access to any Inn at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Inn, inspection, making repairs, or showing such Inn to prospective purchasers, tenants or mortgagees.

                               END OF ARTICLE X

                                  ARTICLE XI

                                   INSURANCE
                                   ---------

11.01 Property Insurance
      ------------------

          A. Manager shall, commencing with the Original Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, with insurance companies of recognized responsibility, a minimum of the following property insurance:

          1. Insurance on each Inn (including contents) against loss or damage by all perils included in "all risk" (as such term is commonly used in the insurance industry) coverage, excluding earthquake, in an amount not less than one hundred percent (100%) of the replacement cost thereof, except that if such 100% replacement cost coverage is not available on reasonable rates and terms, then such insurance shall be in an amount not less than ninety (90%) of the replacement cost of each Inn;

          2. As to any Inn located in a zone identified by the Federal Emergency Management Agency ("FEMA") as a flood hazard area, flood insurance in an amount not less than the maximum limit available under the National Flood Insurance Program operated FEMA, if required by a First Mortgage;

          3. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in each Inn;

          4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 11.01 A 1 and 3, for a period of not less than one (1) year after the occurrence, of a type and in amounts and with such deductible limits as are generally established by Manager at the other inns it owns or manages under the Marriott Residence Inn name in the United States.

          B. All policies of insurance required under Section 11.01 A 1, 2, 3 and 4 shall be carried in the name of Lessee, Manager, and the holder of the First Mortgage on such Inn; subject to the rights of any lender, any losses thereunder shall be payable to the parties as and to the extent their respective interests, if any, may appear.

          C. Any Mortgage on any Inn shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section
11.01 shall be available for repair and restoration of such Inn.

11.02 Operational Insurance
      ---------------------

          Manager shall, commencing with the Original Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, with insurance companies of recognized responsibility, or by Manager legally qualifying as a workers' compensation self-insurer in the state where the particular Inn is located, the following operational insurance:

          A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Manager's employees at each Inn;

          B. Fidelity bonds, with reasonable limits to be determined by Manager, covering its employees in job classifications normally bonded in the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Lessee mutually agree it is necessary for each Inn;

          C. General public liability insurance against claims for personal injury, death or property damage occurring on, in, or about each Inn, and automobile insurance on vehicles operated in conjunction with each such Inn, with a combined single limit of not less than Twenty-Five Million Dollars ($25,000,000) for each occurrence for personal injury, death and property damage; if Manager feels in its reasonable discretion that higher limits are appropriate, it will obtain them; and

          D. Such other operational insurance in amounts as Manager in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Inns or as reasonably required by lenders holding First Mortgages on the Inns, subject to Manager's reasonable approval.

11.03 Coverage
      --------

          All insurance described in Sections 11.01 and 11.02 may be obtained by Manager by endorsement or equivalent means under its or Marriott's blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. In addition, Manager may self-insure workers' compensation insurance (if it has legally qualified to do so) or otherwise retain such risks or portions thereof as it does with respect to other inns it owns or manages under the "Residence Inn by Marriott" name in the United States.

11.04 Cost and Expense
      ----------------

          Insurance premiums and any costs or expenses with respect to the insurance or self-insurance described in this Article XI, including any Insurance Retention (as defined below), shall be Deductions in determining Operating Profit. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues over the period of the policies. Such premiums and costs shall be allocated on an equitable basis to the inns participating in Manager's or Marriott's blanket insurance or self-insurance programs. Any reserves, losses, costs, damages or expenses which are uninsured, or fall within deductible limits, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, either of this entire Agreement or with respect to a given Inn, an escrow fund in an amount reasonably acceptable to Manager and Lessee shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to cover the amount of any Insurance Retention and all other costs which Manager and Lessee believe will eventually have to be paid by Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Agreement. For purposes of this Section 11.04, "Insurance Retention" shall mean the amount of any loss or reserve under Manager's or Marriott's blanket insurance or self-insurance programs which is allocated to each Inn, not to exceed the higher of (A) the maximum per occurrence limit established for similar inns participating in such programs, or (B) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the, insurer (e.g., flood, windstorm on coastal properties, etc.). If any Inn is not a participant under Manager's or Marriott's blanket insurance or self-insurance programs, "Insurance Retention" shall mean the amount of any loss or reserve allocated to the Inn, not to exceed the insurance policy deductible.

11.05 Lessee Provided Coverage
      ------------------------

          Notwithstanding anything to the contrary contained in this Article XI, Lessee may, at its option, with sixty (60) days advance written notice to Manager, procure the insurance coverage required under Sections 11.01 and 11.02 hereof. Premiums for such coverage shall be treated as a Deduction; provided, that if the cost of such insurance procured by Lessee exceeds the cost of Manager's insurance for comparable coverage, all excess costs shall be the sole responsibility of Lessee and shall not be a Deduction. If Lessee exercises its option to procure such insurance, Manager shall not again be required to provide such insurance for a period of four (4) Fiscal Years thereafter. If Lessee exercises its option to procure such insurance, Lessee hereby waives its rights of recovery from Manager and its affiliates, directors, officers and employees for loss or damage to an Inn, and any resultant interruption of business, to the extent covered by the insurance provided herein.

11.06 Policies and Endorsements
      -------------------------

          A. Where permitted, all insurance provided under Article XI shall name Lessee and any lender or mortgagee designated by Lessee as additional insureds. Manager shall deliver to such additional insureds certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies prior to the respective dates of expiration. All policies of insurance provided for under Article XI shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder. Each property insurance policy maintained in accordance with Article XI shall contain a specific waiver of subrogation with respect to property claims.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                     TAXES
                                     -----

12.01 Real Estate and Personal Property Taxes
      ---------------------------------------

          All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Inn ("Impositions") during each Inn Term shall be paid by Manager on behalf of Lessee from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon any Inn or upon the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments (or accruals thereof) shall be a Deduction in determining Operating Profit. Lessee shall, within five (5) days of receipt, directly furnish to Manager, or cause Lessor to furnish to Manager, copies of official tax bills and assessments which Lessee or Lessor may receive with respect to any of the Inns. Impositions shall not include any franchise, corporate, estate, inheritance, or succession tax, or levy on the net worth or capital of Lessee or Lessor or transfer tax imposed on Lessee or Lessor or any income tax imposed on any income of Lessee or Lessor (including distributions of Operating Profit to Lessee pursuant to Article V hereof). Either Lessee, Lessor, or Manager (in which case Lessee agrees to sign, or cause to be signed, the required applications and otherwise cooperate with Manager in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                 INN EMPLOYEES
                                 -------------

13.01 Employees
      ---------

          A. All personnel employed at each Inn shall at all times be the employees of Manager. Manager shall have absolute discretion to hire, promote, transfer, terminate, supervise, direct and train all employees at each Inn, to fix their compensation and, generally, establish and maintain all policies relating to employment. Manager shall notify Lessee of any anticipated changes in the persons who occupy the positions of General Manager and Director of Sales and Marketing for any Inn; provided, however, that the parties acknowledge and agree that any failure by Manager to provide such notice shall neither constitute an "event of default" under this Agreement nor constitute a material breach of this Agreement.

          B. Manager shall decide which, if any, of the employees of each Inn shall reside at such Inn, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting each Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Lessee and Manager except in accordance with usual practices of the hotel and travel industry.

          C. At Termination with respect to a given Inn, other than a Termination (i) by reason of a default of Manager hereunder or (ii) at Manager's option (except as a result of a default by Lessee), provided that the expiration without renewal by Manager of a given Inn Term under Section 4.01 shall not be deemed "at Manager's option" for purposes of this Section 13.01, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to reimburse Manager for all costs and expenses incurred by Manager in terminating its employees at the affected Inn in accordance with law and Manager's standards, such as severance pay, unemployment compensation, employee relocation and other employee liability costs arising out of the termination of employment of Manager's employees at such Inn.

          D. Neither Lessee nor Manager shall effect a Termination of this Agreement without allowing sufficient time for Manager to comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees, and Manager shall comply with such notice requirements; provided, however, that this provision shall not be applicable if Lessee or its new hotel manager hires a sufficient number of Inn employees to avoid Manager incurring liability under such notice requirements in connection with such termination, and Lessee and Lessor (or their permitted successors and assigns, if applicable), shall indemnify, defend and hold Manager and Marriott Affiliates harmless from all costs, expenses, claims and liabilities, including reasonable attorneys' fees, to the extent arising or resulting from any such liability under federal and state laws and regulations regarding the closing of a business or termination of employees.

                              END OF ARTICLE XIII

                                  ARTICLE XIV

                     DAMAGE, CONDEMNATION AND FORCE MAJEURE
                     --------------------------------------

14.01  Damage and Repair
       -----------------

          A. If, during the term hereof, any of the Inns is damaged or destroyed by fire, casualty or other cause, Lessee shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Inn to the same condition as existed previously and Manager shall have the right, in its discretion, to discontinue operating all or part of the affected Inn until such Inn can be operated in a safe and orderly manner. To the extent available, proceeds from the insurance described in
Section 11.01 shall be applied to such repairs or replacements. However, Lessee shall not be obligated to so repair or replace the damaged or destroyed portion of such Inn if one or more of the following is true: (i) the Inn is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within one (1) year of the date on which the construction work relating to the repair and/or replacement would begin; (ii) the proceeds of insurance available for such repair or replacement are less than ninety percent (90%) of the estimated repair and replacement costs; or (iii) the remainder of the Inn Term with respect to such Inn is less than ten (10) years, and Manager fails to agree to extend such Inn Term to a date which is at least ten
(10) years after the estimated date of the completion of such repair and/or replacement. If Lessee elects not to repair or replace said damaged portion of such Inn for one or more of the foregoing reasons, it shall so notify Manager by written notice within one hundred and eighty (180) days after the date of the casualty. If Lessee does not so notify Manager, Lessee shall promptly cause to be commenced and completed the repairing, rebuilding or replacement of the same so that the Inn shall be substantially the same as it was prior to such damage or destruction.

          B. In the event damage or destruction to any Inn from any cause materially and adversely affects the operation of such Inn and (i) Lessee fails to promptly commence and complete the repairing, rebuilding or replacement of the same so that such Inn shall be substantially the same as it was prior to such damage or destruction, or (ii) Lessee notifies Manager, pursuant to the provisions of Section 14.01 A above, that Lessee will not repair or replace such damage for one or more of the reasons set forth in Section 14.01 A, Manager may, at its option, terminate the Agreement with respect to such Inn upon sixty (60) days' prior written notice.

          C. Subject to the provisions of Section 14.01 B, if (i) damage to any Inn is in excess of the amount of insurance proceeds plus amounts, if any, made available by Manager, Marriott, or Marriott Affiliates (in their sole discretion), or (ii) the conditions of Section 14.01 A(i) or (iii) are met, Lessee may terminate this Agreement with respect to such Inn upon sixty (60) days prior written notice to Manager.

14.02  Condemnation
       ------------

          A. In the event all or substantially all of any Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of such Inn shall be so taken, but the result is that it is unreasonable to continue to operate such Inn, this Agreement shall terminate with respect to such Inn. Lessee and Manager shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled. Manager's rights to recover any damages pursuant to this subsection shall be subject and subordinate to the prior rights of any lender holding a First Mortgage with respect to such Inn to recover damages related to its interest in the Inn being taken.

          B. In the event a portion of any Inn shall be taken by the events described in Section 14.02 A, or an entire Inn is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate such Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Inn equivalent to its condition prior to such event shall be used for such purpose, with the balance of such award being considered Net Sales Proceeds.

14.03  Force Majeure
       -------------

          A. If acts of God, acts of war, civil disturbance, or governmental action (collectively herein referred to as "Force Majeure") make it impractical for either Lessee or Manager to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event, in Manager's or Lessee's reasonable judgment, makes continued operation of an Inn impractical for more than a reasonable temporary period, then Manager or Lessee may terminate this Agreement as to such Inn on sixty (60) days' prior written notice to the other.

          B. The provisions of Section 14.03 A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction, (ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                               END OF ARTICLE XIV

                                   ARTICLE XV
                                    DEFAULTS
                                    --------

15.01  Events of Default
       -----------------

          The following shall constitute "events of default" to the extent permitted by applicable law:

          A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made; or

          B. Unless Section 15.01 A is applicable, the breach by either party of any material representation, warranty or covenant contained in this Agreement, or the default by either party in the performance of any covenants, undertakings, obligations or conditions set forth in this Agreement, which breach or default shall not have been cured within thirty (30) days after written notice of such breach or default; provided that an "event of default" shall not exist with regard thereto if such breach or default (i) is not attributable to a failure to pay any sums due under this Agreement and (ii) such breach or default is curable (but not within such thirty (30) day period) and the defaulting party commences the cure of said breach or default within said thirty (30) day period and thereafter proceeds diligently and in good faith to complete such cure; or

          C. If a court of competent jurisdiction has entered a final, non-appealable judgment finding Manager liable for fraud, gross negligence or willful and wanton misconduct in its dealings with Lessee hereunder; or

          D. If Manager or Lessee or Lessor shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent, or take any action looking toward dissolution (other than Lessee or Lessor pursuing a sale of all or substantially all of its assets); or

          E. If any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Manager or Lessee or Lessor by any court of competent jurisdiction, approving a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation with respect to Manager or Lessee or Lessor, or appointing a receiver, trustee or liquidator of all or a substantial part of Manager's or Lessee's or Lessor's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

15.02  Remedies
       --------

          A. If, at any time during the term of this Agreement, an "event of default" (as defined in Section 15.01) shall occur, then the non-defaulting party may, at its option, terminate this Agreement by giving notice to the other party, specifying a date, not earlier than thirty (30) days after the receipt of such notice, for Termination of this Agreement. If the default has not been cured on or before the date specified in the aforesaid notice, this Agreement shall terminate on such date.

          B. The rights set forth in Section 15.02 A shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable law.

                               END OF ARTICLE XV

                                  ARTICLE XVI

                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

16.01   Waiver
        ------

          The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

16.02  Partial Invalidity
       ------------------

          If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.

                               END OF ARTICLE XVI

                                 ARTICLE XVII

                                  ASSIGNMENT
                                  ----------

17.01  Assignment
       ----------

          A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement (and, in the case of Manager, directly or indirectly) without the prior written consent of the other; provided, however, that Manager shall have the right, without such consent, to (1) assign its interest in this Agreement to any Marriott Affiliate which (i) alone or through its affiliates has adequate experience in managing hotels and alone has adequate capital to conduct its business as Manager under this Agreement, and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Lessee); and (2) lease shops or grant concessions at the Inns so long as the terms of any such leases or concessions do not exceed the term of this Agreement. Nothing contained herein shall prevent (i) the conditional assignment of this Agreement by Lessee as security for any Mortgage on the Inns pursuant to Section 17.02; (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Marriott or Manager; (iii) an assignment of this Agreement in connection with an approved sale of one or more of the Inns pursuant to Section 18.01 A 2, or (iv) assignment of this Agreement to a direct or indirect, wholly-owned affiliate of Apple Hospitality, provided that Lessee remains fully liable for performance of Lessee's obligations under this Agreement.

          B. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Lessee or Manager of its interest in this Agreement shall not relieve Lessee or Manager, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

17.02  Mortgages and Collateral Assignments
       ------------------------------------

          A. In the event that any documents and other instruments relating to Qualified Debt contain provisions requiring Manager upon a default under said documents or upon various other stipulated conditions to pay to the lender thereunder certain amounts which are otherwise due to Lessee under this Agreement or to take certain Actions which are inconsistent with the terms of this Agreement, Lessee hereby gives its consent to such provisions which consent shall be deemed to be irrevocable until the entire debt secured by said documents has been discharged.

          B. Lessee or Lessor may from time to time (i) grant mortgages, deeds of trust or similar security instruments encumbering the Inns, and (ii) collaterally assign its interest under this Agreement as additional security, provided that all such mortgages, deeds of trust, other security instruments and collateral assignments: (a) are granted or entered into in connection with indebtedness that is described in Section 3.01 A 2(ii) hereof, and (b) if required pursuant to Section 3.01 A 2 (i) hereof, each contain a non-disturbance provision in the form described in Section 3.01 A 2(i) hereof. Provided that all of the provisions of Section 3.01 A 2 are complied with, Manager agrees that (in connection with Lessee or Lessor obtaining such secured loans) it will: (v) comply with any reasonable reporting requirements of the lender; (w) provide the lender with notice of any default by Lessee hereunder and thereafter permit the lender to effect a cure thereof within a reasonable period; (x) deliver to the lender, upon Lessee's or Lessor's written request therefor, a statement that this Agreement is in full force and effect and that there are no outstanding defaults hereunder, or, if there are outstanding defaults, describing what they are; (y) subordinate Manager's interest in this Agreement to the rights of the lender upon foreclosure of any such mortgage, deed of trust, security agreement or like instrument, or upon the granting of a deed in lieu of foreclosure (provided that, if required pursuant to Section 3.01 A 2(i) hereof, such lender simultaneously agrees to a non-disturbance provision in the form described in
Section 3.01 A 2(i) hereof); and (z) attorn to and recognize such lender or its assignee as being the "Lessee" under this Agreement upon a conveyance of title to the Inns to such lender or its assignee, whether such conveyance is the result of a foreclosure of said mortgage, deed of trust, security agreement or like instrument, or is the result of a deed in lieu of foreclosure.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII

          SALE OR REFINANCING OF AN INN OR INNS AND OTHER TERMINATION
          -----------------------------------------------------------

18.01  Right of First Refusal
       ----------------------

          A. With the exception of any lease of the Inns by Lessor to Lessee or any successor lessee wholly-owned, directly or indirectly, by Apple Hospitality, if Lessor receives a bona fide written offer to purchase or lease any one or more of the Inns, and desires to accept such offer, Lessee shall cause Lessor to give written notice thereof to Manager stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed sale or lease, together with all other information requested by Manager and reasonably available to Lessor and/or Lessee. Within thirty (30) days after the date of receipt of Lessor's written notice and such other information, Manager shall elect, by written notice to Lessor, one of the following alternatives:

          1. To purchase or lease such Inn or Inns at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Lessor to Manager or upon other terms acceptable to Lessor, in which event, Lessor and Manager shall promptly enter into an agreement for such sale or lease and shall consummate the same within one hundred twenty (120) days, and Termination of this Agreement shall be effective as of the date of such sale or lease. If Lessor fails to approve the sale or lease of such Inn or Inns to Manager, then Lessor shall not accept the offer to purchase or lease made by the prospective purchaser or tenant identified by Lessor and shall not consummate a sale or lease of such Inn or Inns to such prospective purchaser or tenant without first complying again with all of the provisions of this Section 18.01 A.

          2. To consent to such sale or lease and to agree to enter into a new management agreement with respect to such Inn or Inns with such purchaser or tenant, which new management agreement will be on all of the terms and conditions of this Agreement, except that if such new management agreement pertains to less than all of the Inns, changes shall be made to the new management agreement as set forth in Section 18.02 I and appropriate adjustments shall likewise be made to this Agreement itself, which will be applicable to the Inns not being sold under this Section 18.01, as set forth in Section 18.02 A through H hereof; provided, however, that if Manager in good faith believes (and so states in writing to Lessor) that the prospective purchaser: (i) is engaged in the business of operating (as distinguished from owning) hotels or other lodging facilities in competition with Manager or any Affiliate of Manager, except that an individual or entity shall not be deemed to be in the business of operating hotels or other lodging facilities in competition with Manager or any Affiliate of Manager solely by virtue of (x) the ownership of such hotels or other lodging facilities, either directly or indirectly through subsidiaries, affiliates and partnerships, or (y) holding a mortgage or mortgages secured by one or more hotels or other lodging facilities; (ii) the proposed purchaser is known as being of bad moral character or is in control of or controlled by persons known as being of bad moral character; or (iii) the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Lessee under this Agreement, then Manager shall have the right to terminate this Agreement, by written notice to Lessor and/or Lessee, with respect to such Inn or Inns, and Manager shall not be required to enter into such new management agreement with respect thereto. The effective date of such Termination shall coincide with the date of the consummation of the proposed sale or lease. Such Termination shall not be effective if such sale or lease is not consummated.

          B. If Manager shall fail to elect any of the above alternatives within said thirty (30) day period, such failure shall be conclusively deemed to constitute an election under subsection 2 above to enter into a new management agreement, with respect to such Inn or Inns, with such purchaser or tenant, and the provisions thereof shall prevail as if Manager had consented in writing thereto. Any proposed sale or lease of which notice has been given by Lessor to Manager hereunder must be consummated within one hundred eighty (180) days following the giving of such notice, unless Manager has exercised its option under subsection 1 above to purchase or lease the Inns. Failing such consummation, such notice, and any response thereto given by Manager, shall be null and void and all of the provisions of Section 18.01 A must again be complied with before Lessor shall have the right to finalize a sale or lease of the Inns upon the terms contained in said notice, or otherwise.

          C. Except as provided in Article XVII, Lessee shall not enter into any sublease relating to, or otherwise sublet or transfer, its entire leasehold interest in one or more Inns prior to Termination.

          D. Lessee shall cause Lessor to timely comply with all requirements and obligations of this Section 18.01.

18.02  Effect of Sale of Fewer Than All Inns
       -------------------------------------

          Upon the consummation of the Sale of an Inn or Inns involving fewer than all of the Inns, subject to the provisions of Section 18.01, then:

          A. This Agreement shall terminate with respect to the Inn or Inns involved in the sale, but not with respect to the remaining Inns; as to the Inn or Inns involved in the sale, the actions described in Section 4.03 shall be taken (except that, if Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn or Inns, then the actions described in subsections C, D and G of Section 4.03 shall not be necessary);

          B. For purposes of subsequently calculating the Annual Priority Return only, Contributed Capital shall be deemed to have been reduced by the amount of Net Sales Proceeds retained by Lessor or Lessee under Section 5.03;

          C. The Operating Profit Goal shall be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the sale;

          D. If the portion of the Repairs and Equipment Reserve attributable to the Inn or Inns involved in the sale is greater than the amount of funds actually disbursed from the Repairs and Equipment Reserve for the repair and maintenance of such Inn or Inns, all as shown by the accounting of the Reserve made by Manager pursuant to Section 7.02 B hereof, such excess shall be transferred to the purchaser of such Inn (or, at the direction of the Lessee, released to the Lessee) (except that if Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn or Inns, then such portion of the Reserve shall not be transferred to either the purchaser or Lessee but shall continue to be held by Manager on behalf of such purchaser but as part of the new Reserve established pursuant to the terms of the new management agreement) to the extent permitted by the terms of any Qualified Debt, and if there is a negative balance in the Repairs and Equipment Reserve attributable to the Inn or Inns involved in the sale resulting from actual disbursements from the Repairs and Equipment Reserve for the repair and maintenance of such Inn or Inns in excess of the amount attributable to such Inn or Inns, (as shown by the Manager's accounting), Lessee shall contribute, or cause to be contributed, to the Repairs and Equipment Reserve the amount of such deficit;

          E. Qualified Debt shall be reduced by any principal payment made on or required to be made on any Qualified Debt in connection with the sale of such Inn or Inns; and if, and only if, Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, then Qualified Debt shall be further reduced by (1) that portion of Qualified Debt attributable to the portion of any Additional Inn Investment Loans related to or fairly attributable to the Inn or Inns involved in the sale and (2) the Allocable Percentage of any indebtedness incurred to pay any management fees attributable to the Inn or Inns involved in the sale;

          F. Additional Inn Investments shall be reduced by the Additional Inn Investments related to or fairly attributable to the Inn or Inns involved in the sale;

          G. Contingent Management Fees (IMF) (including amounts recoverable by Manager under Section 4.02 B) shall be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the sale if, and only if, Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn or Inns;

          H. Additional appropriate adjustments, on the basis of the Allocable Percentage (or, if readily determinable, the actual amount) attributable to the Inn or Inns involved in the sale, shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, Administrative Expenses) which have been agreed on, computed or established on the assumption that this Agreement will apply to all ten (10) of the Inns; and

          I.   Manager and the new owner upon the Sale of the Inn or Inns shall
(i) in the event of a voluntary Sale of the Inn involving one or more of the Inns, unless Manager has elected not to enter into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, for one or more of the reasons set forth in subsections (i), (ii) and (iii) of Section 18.01 A 2 hereof, or (ii) in the event of an involuntary Sale of the Inn involving one or more of the Inns upon foreclosure of any mortgage or deed of trust or upon the granting of a deed in lieu of foreclosure pursuant to which Manager has agreed to continue managing the Inn or Inns involved in such Sale of the Inn, enter into a new management agreement with respect to the Inn or Inns involved in such sale, which new management agreement shall be on all of the terms and conditions of this Management Agreement, except that in preparing such new management agreement, appropriate adjustments shall be made to the terms and provisions of this Agreement that have been agreed to, computed or established on the assumption that this Agreement will apply to all ten (10) Inns, including, without limitation, the following adjustments and/or provisions:

          1. Contributed Capital shall be the Allocable Percentage attributed to the Inn or Inns of that portion of Contributed Capital set forth in part (i) of the definition thereof plus the portion of any Additional Inn Investments (excluding those funded by Additional Inn Investment Loans) incurred by Lessee as set forth in part (ii) of the definition of Contributed Capital related to or fairly allocable to the Inn or Inns involved in such sale, to which shall be added any future Additional Inn Investments (excluding those funded by an Additional Inn Investment Loan) made by such purchaser;

          2. Operating Profit Goal shall be the Allocable Percentage of the Operating Profit Goal attributable to the Inn or Inns;

          3. Qualified Debt shall be the Allocable Percentage attributable to the Inn or Inns of the balance of the Refinanced Principal Amount of either thereof, as applicable, to which shall be added (a) that portion of Qualified Debt attributable to the portion of any Additional Inn Investment Loans related to or fairly allocable to the Inn or Inns involved in such sale, and (b) the Allocable Percentage of any indebtedness incurred to pay management fees attributable to the Inn or Inns involved in such sale;

          4. Additional Inn Investments shall be that portion of Additional Inn Investments related to or fairly attributable to the Inn or Inns involved in the sale;

          5. Contingent Management Fees (IMF) (including amounts recoverable by Manager under Section 4.02 B) shall be the Allocable Percentage of Contingent Management Fees (IMF) (including amounts recoverable by Manager under Section
4.02 B), attributable to the Inn or Inns involved in such sale and the new owner shall be obligated to pay such amounts attributable to such Inn or Inns pursuant to the terms of the new management agreement; and

          6. That portion of the Repairs and Equipment Reserve actually attributable to the Inn or Inns involved in the sale as shown by the accounting of the

Reserve made by Manager pursuant to Section 7.02 B hereof shall continue to be held by Manager on behalf of such purchaser as part of a new reserve established pursuant to the terms of the new management agreement. To the extent that the terms of any Qualified Debt prevent retention of such reserve funds by Manager on behalf of such purchaser, the purchaser shall, upon the closing of such sale, transfer an equal amount into the reserve account established under the new management agreement.

18.03  Effect of Other Termination of Fewer Than All Inns
       --------------------------------------------------

          Upon a Termination of this Agreement with respect to fewer than all of the Inns, other than in connection with the Sale of an Inn or a refinancing, and pursuant to which Manager will not be entering into a new management agreement with respect to such Inn, then:

          A. This Agreement shall terminate with respect to such Inn, but not with respect to the remaining Inns, and as to such Inn, the actions described in
Section 4.03 shall be taken;

          B. For purposes of subsequently calculating the Annual Priority Return only, Contributed Capital shall be deemed to have been reduced by the Allocable Percentage (or, if readily determinable, the actual amount) attributable to such Inn;

          C. The Operating Profit Goal shall be reduced by the Allocable Percentage attributable to such Inn;

          D. If the portion of the Repairs and Equipment Reserve attributable to such Inn is greater than the amount of funds actually disbursed from the Repairs and Equipment Reserve for the repair and maintenance of such Inn, all as shown by the accounting of the Reserve made by Manager pursuant to Section 7.02 B hereof, such excess shall be released to Lessee to the extent permitted by the terms of any Qualified Debt, and if there is a negative balance in the Repairs and Equipment Reserve attributable to such Inn resulting from actual disbursements from the Repairs and Equipment Reserve for the repair and maintenance of such Inn in excess of the amount attributable to such Inn (as shown by the Manager's accounting), Lessee shall contribute, or cause to be contributed, to the Repairs and Equipment Reserve the amount of such deficit;

          E. In the event any payment is made or required to be made under the terms of any Qualified Debt in connection with a Termination with respect to such Inn or in the event the principal indebtedness of any Qualified Debt is reduced as a result of insurance, condemnation or other proceeds, Qualified Debt shall be reduced by the amount of such principal payment made or required to be made or the amount of insurance, condemnation, or other proceeds so applied in connection with such Termination;

          F. Additional Inn Investments shall be reduced by that portion of Additional Inn Investments related to or fairly attributable to such Inn or Inns;
          G. Contingent Management Fees (IMF) (including amounts recoverable by Manager under Section 4.02 B) shall not be reduced by any amount; and

          H. Additional appropriate adjustments, on the basis of the Allocable Percentage (or, if readily determinable, the actual amount) attributable to such Inn, shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, Administrative Expenses) which have been agreed on, computed or established on the assumption that this Agreement will apply to all ten (10) of the Inns.

18.04  Effect of Refinancing of Fewer Than All Inns or Pursuant to More than One
       -------------------------------------------------------------------------
       Transaction
       -----------

          If, in connection with a refinancing by Lessee or Lessor of fewer than all of the Inns or a refinancing of all of the Inns pursuant to more than one financing transaction, the new lender or lenders require Lessee to enter into a separate management agreement with respect to the Inn or Inns being refinanced in the case of a refinancing of fewer than all of the Inns, or requires separate management agreements with respect to each financing in the case of a refinancing of all of the Inns pursuant to more than one financing transaction, then:

          A. In the case of a refinancing of fewer than all of the Inns, this Agreement shall terminate with respect to the Inn or Inns involved in the refinancing but not with respect to the remaining Inns; in the case of a refinancing of all of the Inns pursuant to more than one financing transaction, this Agreement shall terminate with respect to the Inn or Inns involved in all but one of the financing transactions but not with respect to the Inns involved in one of the financing transactions (it being understood that both or all of the management agreements in effect with respect to the Inns are intended to contain identical provisions except as hereinafter set forth);

          B. For purposes of subsequently calculating the Annual Priority Return only, Contributed Capital shall be deemed to have been reduced by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing of that portion of Contributed Capital set forth in part (i) of the definition thereof plus the portion of any Additional Inn Investments (excluding those funded by Additional Inn Investment Loans) incurred by Lessee as set forth in part (ii) of the definition of Contributed Capital related to or fairly allocable to the Inn or Inns involved in such refinancing, to which shall be added any future Additional Inn Investments (excluding those funded by Additional Inn Investment Loans) made by Lessee with respect to such Inns;

          C. The Operating Profit Goal shall be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing;

          D. If the portion of the Repairs and Equipment Reserve actually attributable to the Inn or Inns involved in the refinancing as shown by the accounting of the Reserve made by Manager pursuant to Section 7.02 B hereof shall continue to be held by Manager on behalf of Lessee but as part of the new Reserve established pursuant to the terms of the new management agreement to the extent permitted by the terms of any Qualified Debt;

          E. Qualified Debt shall be reduced by any principal payment made or required to be made on any Qualified Debt in connection with the refinancing of such Inn or Inns; and Qualified Debt shall be further reduced by (i) that portion of Qualified Debt attributable to the portion of any Additional Inn Investment Loans related to or fairly attributable to the Inn or Inns involved in the refinancing, and (ii) the Allocable Percentage of any indebtedness incurred to pay any management fees that are attributable to the Inn or Inns involved in the refinancing, and the Refinanced Principal Amount from previous refinancings of any of the foregoing;

          F. Additional Inn Investments shall be reduced by the Additional Inn Investments related to or fairly attributable to the Inn or Inns involved in the refinancing;

          G. Contingent Management Fees (IMF) (including amounts recoverable by Manager under Section 4.02 B) shall be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing;

          H. For purposes of this Agreement only, the amount due Marriott, Manager, any Affiliate of Lessee and any Affiliate of Marriott as a result of loans to Lessee made by them, shall be deemed to be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing;

          I. In determining Adjusted Contributed Capital, the parties shall first determine Adjusted Contributed Capital (based on the total number of Inns subject to this Agreement before the refinancing) after consummation of the refinancing and distribution of refinancing proceeds, which figure shall then be reduced by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing;

          J. Additional appropriate reductions, on the basis of the Allocable Percentage (or, if readily determinable, the actual amount) attributable to such Inn or Inns, shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, Administrative Expenses) which have been agreed on, computed or established on the assumption that this Agreement will apply to all ten (10) of the Inns; and

          K. Lessee and Manager shall, in the case of a refinancing of fewer than all of the Inns, enter into a new management agreement with respect to the Inn or Inns being refinanced, or, in the case of a refinancing of all of the Inns pursuant to more than one financing transaction, enter into a new management agreement or agreements with respect to the Inns no longer covered by this Agreement (it being the intention of the parties that there will be one management for each Inn or group of Inns involved in each financing transaction), which new management agreement(s) shall be on all of the terms and conditions of this Management Agreement, except that in preparing such new management agreement(s), appropriate adjustments shall be made to the terms and provisions of this Agreement that have been agreed to, computed or established on the assumption that this Agreement will apply to all ten (10) Inns, including, without limitation, the following adjustments and/or provisions:

          1. Contributed Capital shall be the Allocable Percentage (or, if readily determinable, the actual amount) attributable to the Inn or Inns involved in the refinancing of that portion of Contributed Capital set forth in part (i) of the definition thereof plus the portion of any Additional Inn Investments (excluding those funded by Additional Inn Investment Loans) incurred by Lessee as set forth in part (ii) of the definition of Contributed Capital related to or fairly allocable to the Inn or Inns involved in such refinancing, to which shall be added any future Additional Inn Investments (excluding those funded by Additional Inn Investment Loans) made by Lessee pursuant to the new management agreement;

          2. The Operating Profit Goal shall be the Allocable Percentage of the Operating Profit Goal attributed to the Inn or Inns involved in the refinancing;

          3. Qualified Debt shall be the actual debt incurred pursuant to the refinancing, up to an amount equal to the amount of such debt that would be allowed as Qualified Debt (considering only the component of Qualified Debt that is the subject of the refinancing and only that portion of such component that is attributable to the Inns being refinanced) under this Agreement if no new management agreement were being entered into in connection with the refinancing, to which shall be added (x) that portion of Qualified Debt attributable to the portion of any Additional Inn Investment Loans related to or fairly allocable to the Inn or Inns involved in the refinancing, and (y) the Allocable Percentage of any indebtedness incurred to pay management fees attributable to the Inn or Inns involved in the refinancing, and the Refinanced Principal Amount from previous refinancings of any of the foregoing;

          4.   [Intentionally Deleted];

          5. Additional Inn Investments shall be that portion of Additional Inn Investments related to or fairly attributable to the Inn or Inns involved in the refinancing;

          6. Contingent Fees (IMF) (including amounts recoverable by Manager pursuant to Section 4.02 B) shall be the Allocable Percentage attributable to the Inn or Inns involved in the refinancing and Lessee shall be obligated to pay such amounts attributable to such Inn or Inns pursuant to the terms of the new management agreement;

          7. In determining Adjusted Contributed Capital, the parties shall first determine Adjusted Contributed Capital under this Agreement (based on the total number of Inns subject to this Agreement before the refinancing) after consummation of the refinancing and distribution of refinancing proceeds, which figure shall then be multiplied by the Allocable Percentage attributable to the Inn or Inns involved in the refinancing;

          8. To the extent that the terms of any Qualified Debt prevent the Allocable Percentage of the Repairs and Equipment Reserve attributable to the Inn or Inns involved in the refinancing to be used by Manager on behalf of Lessee pursuant to the terms of the new management agreement, Lessee shall transfer, upon the closing of such refinancing, such amount into the Reserve account established under the new management agreement; and

          9. The new management agreement(s) shall incorporate the provisions of the last paragraph of each of Sections 5.02 and 5.03 hereof, it being the intention of the parties that distributions of Operating Profit, Net Sales Proceeds, and Net Refinancing Proceeds shall be made, notwithstanding the provisions of the new management agreement(s), as if the refinancing(s) had not taken place and all Inns owned by Lessee were still subject to the previous management agreement (meaning this Agreement). The new management agreement(s) shall also contain a provision to the effect that, notwithstanding the provisions of the new management agreement(s), the calculation for determining whether Lessee has a right to terminate the new agreement(s) as set forth in
Section 4.02 A shall be made as if all of the Inns owned by Lessor (plus the Meridian Inn, which is leased by Lessor) and leased to Lessee as of the Execution Date were still covered by this Agreement and the refinancing(s) had not taken place.

                             END OF ARTICLE XVIII

                                  ARTICLE XIX

                                 MISCELLANEOUS
                                 -------------

19.01  Right to Make Agreement
       -----------------------

          Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

19.02  Consents
       --------

          Wherever in the Agreement the consent or approval of Lessee or Manager is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Lessee or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement).

Where required to fulfill Lessee's obligations under this Agreement, Lessee shall cause Lessor to timely grant its consent.

19.03  Relationship
       ------------

          In the performance of this Agreement, Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents, or transactions contemplated hereby shall in any respect be interpreted deemed or construed as making Manager a partner, joint venturer with, or agent of, Lessee or Lessor. Manager and Lessee each agree that it will not make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Lessee, Lessor or Manager.

19.04  Applicable Law
       --------------

          The Agreement shall be construed under and shall be governed by the laws of the State of Maryland.

19.05  Recordation
       -----------

          The terms and provisions of the Agreement shall run with the parcels of land designated as the Sites, and with Lessee's and Lessor's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute sufficient copies of an appropriate memorandum of the Agreement in recordable form and cause the same to be recorded in each of the jurisdictions where the Inns are located. Any cost of such recordation shall be initially borne by Lessee, reimbursed to Lessee from Gross Revenues, and treated as a Deduction.

19.06  Headings
       --------

          Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

19.07  Notices
       -------

          Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express (or other nationally-recognized overnight courier), marked for next business day delivery, with delivery charges paid by the sender:

          To Lessee:
          ---------

          Apple Hospitality Management, Inc.
          9 North Third Street
          Richmond, Virginia 23219
          Attn: Justin G. Knight

          with a copy to Lessor at:

          Apple Hospitality Two, Inc.
          306 East Main Street
          Richmond, Virginia 23219
          Attn: Glade M. Knight

          with a copy, which shall not constitute notice, to:

          Jenkens & Gilchrist, P.C.
          1445 Ross Ave., Suite 3200
          Dallas, Texas 75202
          Attn: Thomas E. Davis

          To Manager:
          ----------

          Residence Inn by Marriott, Inc.
          c/o Marriott International, Inc.
          Law Department
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attn: North American Lodging Operations/Dept. 52.923

          with a copy to:

          Residence Inn by Marriott, Inc.
          c/o Marriott International, Inc.
          Lodging Finance
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attn: Senior Vice President, Global Asset Management

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received. Any such notice which is properly sent by Federal Express (or other nationally-recognized overnight courier) shall be deemed to have been served as of the business day after being sent for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

19.08  [Intentionally Deleted]

19.09  Survival
       --------

          All of the rights and obligations of the parties which, by their terms or by their nature, extend beyond Termination or that accrued but were not discharged prior to Termination shall automatically survive Termination.

19.10  Environmental Matters
       ---------------------

          A. In the event of the discovery of Hazardous Materials (as defined below) on any portion of any of the Sites or in any of the Inns during the term of this Agreement, Lessee shall promptly remove, or cause to be promptly removed, such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended; (2) the regulations promulgated thereunder, from time to time; and (3) all applicable federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials (collectively referred to as "Environmental Laws"). Lessee shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on any of the Sites or in any of the Inns; and this obligation of Lessee shall survive Termination of this Agreement. "Hazardous Materials" shall mean any asbestos-containing materials, polychlorinated biphenyls (PCBs), flammable materials, explosives, radioactive materials, petroleum (including crude oil and any fraction thereof) and any materials, wastes, substances or chemicals that are deemed hazardous, toxic, a pollutant or a contaminant under any applicable Environmental Laws.

          B. All costs and expenses of the aforesaid removal of Hazardous Materials from any of the Sites or any of the Inns, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Manager pursuant to the indemnity set forth in Section 19.10 A, shall be paid by Lessee from its own funds, not as a Deduction nor from the Reserve, and shall be treated as an expenditure by Lessee pursuant to Section 7.03.

19.11  Estoppel Certificates
       ---------------------

          Promptly after written request therefor from the other party (and in any event within fifteen (15) days thereafter), each party shall deliver to the other (and to all actual or potential lenders or transferees thereof as required by the other party) a certificate identifying this Agreement and all amendments hereto, stating that this Agreement as so amended is in full force and effect, stating the date to which all payments hereunder have been made and the amount (if ascertainable) of all future payments required hereunder, identifying any known defaults of the other hereunder, and covering such additional matters as may be reasonably requested.

19.12  Compliance with Ground Lease
       -----------------------------

          Unless the contrary is otherwise expressly permitted in this Agreement, Manager shall take such actions and refrain from taking such actions as shall be necessary for Lessee to comply with its obligations under the Ground Lease. Notwithstanding the foregoing, Manager shall have no obligation to make any monetary payments under the Ground Lease or take any action other than in its capacity as manager under this Agreement.

19.13  Entire Agreement
       ----------------

          The Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

                              END OF ARTICLE XIX

                        [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed under seal as of the day and year first written above.


                                      APPLE HOSPITALITY MANAGEMENT, INC.,
                                      a Virginia corporation ("Lessee")

Attest:


  /s/ David S. McKenney               By: /s/ Glade M. Knight    (SEAL)
-------------------------------          -------------------------
Secretary/Assistant Secretary                 Glade M. Knight    (NAME)
                                              --------------------
                                              President          (TITLE)
                                              --------------------



                                      RESIDENCE INN BY MARRIOTT,
                                      INC., a Delaware corporation
Attest:                               ("Manager")



/s/ [illegible]                       By: /s/ Joel M. Eisenmann  (SEAL)
-------------------------------          ------------------------
Secretary/Assistant Secretary                 Joel M. Eisenmann  (NAME)
                                              -------------------
                                              Vice President     (TITLE)
                                              -------------------



                                      MARRIOTT INTERNATIONAL, INC.
                                      (for purposes of Sections 2.01,
Attest:                               2.04, 9.01 and 9.02 only)


/s/ [illegible]                       By: /s/ Joel M. Eisenmann (SEAL)
-------------------------------          -----------------------
Secretary/Assistant Secretary                 Joel M. Eisenmann (NAME)
                                              ------------------
                                              Vice President    (TITLE)
                                              ------------------

                                   EXHIBIT A
                 Locations and Legal Descriptions of the Inns
                 --------------------------------------------

                                   [omitted]

                                      102